UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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InfuSystem Holdings, Inc.
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April 10, 2023

Dear Fellow Shareholders:

In 2022 we continued making progress with strategic initiatives that are transforming InfuSystem into a more widely known and a highly-regarded provider of healthcare services and solutions. Our proven service offerings and our commitment to quality, along with our expertise in providing last-mile solutions, has led to the development of key partnerships within both of our two service platforms, Integrated Therapy Services ("ITS") and Durable Medical Equipment ("DME"). In DME, we are ramping up work under our Master Services Agreement ("MSA") with a global tier-one healthcare technology company. In ITS, we recently announced a joint venture with Sanara Medtech, a leading wound care company. These strategic partnerships have expanded our business profile, are indicative of our potential, and should contribute significantly to our growth in coming years.

Despite numerous headwinds encountered over the course of 2022, we delivered solid financial performance and achieved record revenue for the fourth consecutive year. Our core businesses remain strong and our growth investments in pain and biomedical services are delivering measurable results with solid top-line growth. These positive achievements are a testament to our team’s ability to overcome significant challenges and their dedication and relentless focus allow us to deliver industry-leading service to our patients and providers.

It was our expanding reputation for quality and service that led to the April 2022 announcement of the MSA with a leading global healthcare technology company. Our long successful operating history, wide-ranging expertise, national reach, and our commitment to quality were key factors leading to this important partnership. As a preferred national service provider, we are delivering our “white glove” biomedical services, which include annual preventative maintenance and repair solutions. Our partner’s fleet consists of approximately 300,000 pumps located in 1,200 medical facilities, including 800 hospital systems in the United States and Canada. Under the MSA, our team of certified biomedical technicians perform preventative maintenance and repairs onsite at the hospitals or at one of our seven service centers.

Our biomedical service team is working closely with our new tier-one partner to deploy our strike teams across the country to ensure a systematic and seamless onboarding of new medical facilities and devices. Although the initial ramp-up process took longer than originally planned, we now have real traction, steadily accelerating the onboarding of new medical facilities and devices and our white glove services are being well received by our partner and the medical facilities. As we continue to ramp our work under the MSA, we currently expect to achieve an estimated annualized revenue run rate of $12 million as we exit 2023.

In November 2022, we formed a strategic wound care partnership with Sanara MedTech focused on delivering a complete wound care solution to promote healing of chronic and acute wounds. We firmly believe the partnership will offer a compelling solution, combining a best-in-class portfolio of advanced wound care products with our industry-leading services, revenue cycle management, and our payer network. Together, we will expand the continuum of care in a meaningful manner. Our vision to promote healing, lower the cost of care and improve patient outcomes will be disruptive to the standard treatment protocols within wound care and lead to our long-term success.

Recognizing the long-term potential of the wound care initiative with Sanara MedTech, we established SI Wound Care, a joint venture partnership. We are still in the initial stages of development of this new comprehensive wound care offering, which will require appropriate accreditation and training and will go well beyond our prior activity of simply selling and leasing negative pressure pumps. Importantly, this partnership opens new markets within long-term care and skilled nursing facilities, both large and important markets that were not previously available to us under our prior distribution arrangement. Our team will take a more clinical approach to wound care by offering Sanara’s advanced wound care products that include: BIAKŌS™ antimicrobial skin and wound cleanser, BIAKŌS™, patented antimicrobial wound gel and HYCOL®, hydroyzed collagen. We believe we will be up and running in our expanded wound care initiative as we enter the second half of the year.

3851 West Hamlin Road, Rochester Hills, MI 48309
TOLL FREE 800.962‐9656 FAX 913.455.4338 www.infusystem.com

Our pain management business within ITS encountered significant headwinds during 2022 that included lingering COVID-related issues and supply chain challenges during the first half of the year. These challenges had a material impact on our ability to onboard new customers and provide patient treatments. Our team remained focused and was able to overcome these challenges finishing the year with strong double-digit growth which we expect to continue into 2023. We remain committed to our pain business and the opportunity to provide patients with an alternative to opioids, thereby helping to reduce the use of highly addictive pain relief drugs in North America.

Over the course of 2023, we will be taking steps to rebrand our two service platforms, ITS and DME, to better align with our expanded service capabilities. Going forward, ITS will be rebranded “Patient Services” and DME “Device Solutions.” Patient Services will have a direct focus on improving the quality of life for our patients by enabling the continuum of care in our oncology, pain management and wound care services. Device Solutions will focus on allowing our customers to utilize our unique support services for medical equipment that includes the rental, sale, and leasing of equipment and sale of related consumables. Device Solutions also includes our enhanced “white glove” biomedical service for preventative maintenance, repair, and warranty service at acute care facilities or at one of our seven service facilities.

Our significant progress and achievements in 2022, combined with our talented and dedicated team, gives me confidence in our ability to execute at a high level, advance our strategic priorities in 2023 and enhance our growth opportunities. As a result, I am absolute in my belief that InfuSystem’s long-term growth prospects are stronger than ever. We are highly committed to improving patient care, by providing unique solutions that promote healing, facilitate clinic-to-home treatment, lowering the cost of care and enhance patient outcomes.

In closing, I’d like to communicate that every day we are inspired by our motto “Safe, Smart and Trusted.” For more than 35 years, we have worked hard to build a culture that embodies the patient being at the center of everything we do. InfuSystem is seen as a company with unique skills to solve problems and facilitate quality care, whether that involves our ITS or DME platforms, which has led to the development of critical partnerships with industry leading healthcare companies.

I am grateful to be part of this team and I am thankful to our patients, providers, customers, partners, and shareholders who have put their trust in InfuSystem.

On Behalf of the Board of Directors and Management,

Richard A. DiIorio
CEO
3851 West Hamlin Road, Rochester Hills, MI 48309
TOLL FREE 800.962‐9656 FAX 913.455.4338 www.infusystem.com

InfuSystem Holdings, Inc.
3851 W. Hamlin Road
Rochester Hills, MI 48309

Notice of Annual Meeting of
Stockholders To Be Held on May 16,
2023
Virtual Annual Meeting of Stockholders - Online Meeting Only - No Physical Meeting Location

April 10, 2023

To the Stockholders of InfuSystem Holdings, Inc.:

Notice is hereby given that the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of InfuSystem Holdings, Inc., a Delaware corporation (the “Company”), will be held virtually on Tuesday, May 16, 2023, commencing at 9:00 a.m. Eastern Time. You can attend the Annual Meeting online, vote your shares, and submit questions during the meeting by visiting meetnow.global/MUQTAFV.

At the Annual Meeting, stockholders will be asked to vote on the following:

1)to elect seven individuals to the Company’s Board of Directors to serve until the Company’s 2024 Annual Meeting of Stockholders (and until their successors are duly elected and qualified);

2)to approve, by advisory vote, the compensation of our named executive officers;

3)to approve an amendment increasing the number of shares reserved under the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan;

4)to approve the InfuSystem Holdings, Inc. 2023 Employee Stock Purchase Plan;

5)to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
6)to consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

This Notice of Annual Meeting, the proxy statement for the Annual Meeting, and our 2022 Annual Report are first being mailed to our stockholders on or about April 10, 2023.

Your vote is extremely important. Even if you plan to attend the Annual Meeting online, we request that you vote your shares by completing, signing and dating the enclosed proxy card, and returning it in the enclosed postage-paid envelope or by voting via the Internet or by telephone following the instructions provided on the enclosed proxy card. Only the latest validly executed proxy that you submit will be counted and any proxy may be revoked at any time prior to the applicable deadline as described in the accompanying proxy statement.

Only stockholders of record at the close of business on March 20, 2023 will be entitled to notice of and to vote at the Annual Meeting and at any postponement or adjournment thereof. If you are the beneficial owner of shares of our common stock held in "street name," you will receive voting instructions from your broker, bank or other nominee (the stockholder of record), which will provide you with details as to how to vote those shares if you wish to do so. You must follow the instructions provided by your broker, bank or other nominee in order for your shares to be voted, and your broker is required to vote your shares in accordance with your instructions. A list of our stockholders of record will be made available electronically during the meeting at meetnow.global/MUQTAFV.

BY ORDER OF THE BOARD OF DIRECTORS:

Jeanie Latz
Corporate Secretary
InfuSystem Holdings, Inc.

You may vote your shares in advance via the Internet or by telephone or by completing, signing, dating and mailing your proxy card. The proxy may be revoked at any time before your shares are voted at the meeting by submitting written notice of revocation to the Secretary of the Company or by submitting another timely proxy before the applicable deadlines. If you attend the meeting online, you may choose to vote your shares at meetnow.global/MUQTAFV and any previously submitted proxy will not be used. If you hold shares through a broker, bank or other nominee, please check the voting instructions used by that broker, bank or nominee.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2023: THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2022 ANNUAL REPORT ARE AVAILABLE AT http://infusystem.com.

InfuSystem Holdings, Inc.
3851 W. Hamlin Road
Rochester Hills, MI 48309
PROXY STATEMENT

This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board” or “Board of Directors”) of InfuSystem Holdings, Inc. (the “Company”) to be used at the 2023 Annual Meeting of Stockholders to be held on Tuesday, May 16, 2023, commencing at 9:00 a.m. Eastern Time, and at any postponement or adjournment thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Notice of Meeting. We are holding our annual meeting solely by means of remote communication. You can attend the Annual Meeting online, vote your shares, and submit questions during the meeting by visiting meetnow.global/MUQTAFV. This proxy statement and the accompanying materials are being first sent or given to stockholders of the Company on or about April 10, 2023.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING PROCEDURES

Who Can Vote?

The close of business on March 20, 2023 has been fixed as the record date (the “Record Date”) for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), as of the Record Date are entitled to the notice and to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockholders for approval at the Annual Meeting. On the Record Date, there were 20,894,249 shares of Common Stock outstanding and entitled to vote.

Shareholders at the close of business on the Record Date may examine a list of all shareholders as of the Record Date for any purpose germane to the Annual Meeting for 10 days preceding the meeting, at our offices at 3851 W. Hamlin Road, Rochester Hills, Michigan 48309 and electronically during the meeting at meetnow.global/MUQTAFV when you enter the control number included on your proxy card or voting instruction form.

How Do I Vote My Shares Prior to the Meeting?

If your shares are registered directly in your name with the Company’s transfer agent, Computershare, you are considered the “stockholder of record” or “registered stockholder” of those shares and this proxy statement and the accompanying materials are being sent directly to you by the Company.

If you are a stockholder of record, you can vote your shares in advance of the Annual Meeting by using the Internet at www.investorvote.com/INFU, or by telephone at +1 (800) 652-VOTE (8683) or by completing and returning the enclosed proxy card by mail.

Whichever method you use, each valid proxy received in time will be voted at the Annual Meeting in accordance with your instructions. If you submit a proxy without giving instructions, your shares will be voted as recommended by the Board of Directors.

Even if you plan to attend the Annual Meeting online, we strongly urge you to vote in advance by proxy by completing, signing, dating and returning the enclosed proxy card in the postage paid self-addressed envelope or by voting via the Internet or by telephone following the instructions provided on the enclosed proxy card.

If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the “beneficial owner” of shares held in street name (also called a “street name” holder), and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you should have received different voting instructions from your broker, bank or other nominee as to how to vote such shares if you wish to do so. These instructions should indicate if Internet or telephone voting is available and, if so, provide details regarding how to use those systems to vote your shares.

In order to vote, you will need the control number included on your proxy card or voting instruction form. Each shareholder has a unique control number so we can ensure all voting instructions are genuine and prevent duplicate voting. Depending on the number of accounts in which you hold Common Stock, you may receive and need to vote more than one control number. If you submit your proxy by Internet or telephone, you do not need to return a proxy card. You can vote by any of the methods above prior to the meeting and still attend the virtual Annual Meeting.

How Do I Vote During the Meeting?

You may also vote during the virtual Annual Meeting by visiting meetnow.global/MUQTAFV and following the instructions. You will need the control number included on your proxy card or voting instruction form. In all cases, a vote at the Annual Meeting will revoke any prior votes.

What Is the Recommendation of the Board of Directors?

The Board of Directors recommends that you vote as follows: (i) "FOR" each of the seven director nominees of the Board of Directors; (ii) "FOR" the approval, on a non-binding advisory basis, of the compensation of the Company's named executive officers as disclosed in these materials; (iii) "FOR" the approval of the amendment increasing the number of shares reserved for issuance under the Company's 2021 Equity Incentive Plan; (iv) "FOR" the approval of the Company's 2023 Employee Stock Purchase Plan; and (v) "FOR" ratification of BDO USA, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023.

How May I Change My Vote or Revoke My Proxy?

If you hold shares of the Company’s Common Stock in your name, you may revoke a properly executed or authorized proxy by: (i) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior Internet or telephonic vote (and prior to 11:59 p.m. Eastern Time on the day prior to the Annual Meeting); (ii) mailing a later-dated, properly executed and delivered proxy in accordance with the instructions thereon which is received prior to the applicable deadline; or (iii) delivering a written revocation to the Corporate Secretary no later than the day prior to the date of the Annual Meeting. Stockholders of record may also revoke their proxies by attending the virtual Annual Meeting and voting your shares by visiting meetnow.global/MUQTAFV and following the instructions. If stockholders of record only attend the virtual Annual Meeting but do not vote, their proxies will not be revoked.

If you hold shares of the Company’s Common Stock in a stock brokerage account or by a broker, bank or other nominee, you must contact the broker, bank or other nominee and comply with the broker’s procedures if you want to revoke or change the instructions previously given.

How Do I Vote My Shares Held in Street Name?

If your shares are held in a stock brokerage account or by a broker, bank or other nominee (also called a “street name” holder), you are considered the “beneficial owner” of shares held in street name, and this proxy statement and the accompanying materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record of those shares. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares held in your account by returning the voting instruction form to your broker, bank, or other nominee or as otherwise provided on the voting instruction form.

If you do not provide instructions to the broker, that firm will generally only be able to vote your shares with respect to “routine” matters. Please note that pursuant to applicable broker voting regulations, the only routine matter for the Annual Meeting and the only matter for which brokers will have the discretion to vote, is Proposal 5 (Ratification of Independent Registered Public Accounting Firm). Your broker must have proper instructions from you in order to vote with respect to Proposal 1 (Election of Directors); Proposal 2 (Advisory Vote on Executive Compensation); Proposal 3 (Approval of Amendment to 2021 Equity Incentive Plan); and Proposal 4 (Approval of 2023 Employee Stock Purchase Plan).

What Constitutes a Quorum?

The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum. Your shares will be counted towards the quorum if you vote by mail, by telephone, or through the Internet by the deadlines described above or vote at the virtual Annual Meeting, even if you wish to abstain from voting on some or all matters introduced at the meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

How Many Votes Must Each Proposal Receive to be Adopted?

The vote required, and the effect of abstentions and broker non-votes with respect to each proposal, is as follows:

Proposal 1

The Company’s Amended and Restated Bylaws provide for majority voting in uncontested director elections. In order to be elected in an uncontested election, each of the Company’s seven nominees for election to the Board of Directors (Proposal 1) must receive the affirmative vote of a majority of the votes cast for that director. This means that the number of shares voted "for" each director nominee must exceed the number of votes "against" such director nominee in order for that nominee to be elected. Only votes "for" or "against" each individual nominee will be counted as votes cast with respect to each nominee. If an incumbent director is not elected in an uncontested election due to a failure to receive a majority of the votes cast by the shares of the Company’s Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, and his or her successor is not otherwise elected and qualified, the director must promptly offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation. The Board of Directors will then either accept or reject such resignation. “Votes cast” for a director includes votes “for” and "against" that director nominee’s election and excludes abstentions and broker non-votes with respect to that director nominee’s election. Abstentions, broker non-votes and failures to vote will have no effect on the outcome of the election of directors.

Proposal 2

The proposal to approve, by advisory vote, the compensation paid to our named executive officers (Proposal 2) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote thereon. Abstentions will be treated as votes “against” the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Proposal 3

The proposal to approve an amendment increasing the number of shares reserved for issuance under the Company's 2021 Equity Incentive Plan (Proposal 3) will require a majority of the votes cast of the shares of the Company's Common Stock issued and outstanding as of the Record Date that are present at the Annual Meeting in person or by proxy, and entitled to vote in accordance with applicable listing rules of NYSE American LLC. Abstentions will be treated as votes "against" the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Proposal 4

The proposal to approve the Company's 2023 Employee Saving Plus Plan (Proposal 4) will require a majority of the votes cast of the shares of the Company's Common Stock issued and outstanding as of the Record Date that are present at the Annual Meeting in person or by proxy and entitled to vote in accordance with applicable listing rules of NYSE American LLC. Abstentions will be treated as votes "against" the proposal. Broker non-votes and failures to vote will have no effect on the outcome of the vote.

Proposal 5

The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 5) will require the affirmative vote of a majority of the shares of the Company’s Common Stock present at the Annual Meeting, in person or represented by proxy, and entitled to vote thereon. Abstentions will be treated as votes “against” the proposal. As discussed above, this proposal is a routine matter; therefore, broker non-votes are not expected to occur with respect to this proposal. Failures to vote will have no effect on the outcome of the vote.

How Will the Proxies Be Voted?

UNLESS OTHERWISE SPECIFIED, AS PERMITTED BY APPLICABLE LAW AND STOCK EXCHANGE RULES, THE PROXIES WILL BE VOTED AT THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF:

I.FOR THE ELECTION OF THE SEVEN INDIVIDUALS NAMED IN THIS PROXY STATEMENT TO THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2024 ANNUAL MEETING OF STOCKHOLDERS (AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED);

II.FOR THE APPROVAL, BY ADVISORY VOTE, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS;

III.FOR THE APPROVAL OF AN AMENDMENT INCREASING THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE COMPANY'S 2021 EQUITY INCENTIVE PLAN;

IV.FOR THE APPROVAL OF THE COMPANY'S 2023 EMPLOYEE STOCK PURCHASE PLAN; AND

V.FOR THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

How May I Attend the Annual Meeting?

The Company will be hosting the Annual Meeting virtually online. This format empowers stockholders to participate from any location at no cost to the stockholders. The Company has designed the virtual format to enhance stockholder access and participation and protect stockholder rights. A summary of the information you need to attend online is provided below.

•Any holder of record as of the close of business on the Record Date, may attend and vote at the Annual Meeting by visiting meetnow.global/MUQTAFV . If you want to vote during the Annual Meeting any shares you hold in street name, you must obtain instructions from your broker, bank or other nominee.

•We encourage you to access the Annual Meeting online prior to its start time.

•Shareholders may vote electronically and submit questions online while attending the Annual Meeting.

•Please have the control number we have provided to you to join the Annual Meeting.

When Will the Voting Results Be Announced?

The preliminary voting results are expected to be announced at or shortly following the Annual Meeting. We will report the final voting results, or the preliminary voting results if the final voting results are unavailable, in a Current Report on Form 8-K to be filed with the United States ("U.S.") Securities and Exchange Commission ("SEC") within four business days after the Annual Meeting. You may obtain a copy of this Form 8-K by visiting the SEC's website at www.sec.gov or our website at www.infusystem.com under the section titled "Investor Relations” and subsection “SEC Filings."

Who Do I Contact if I Have any Questions or Require Assistance?

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

(Regular Mail)	(Overnight Mail)
Proxy Services	Computershare Investor Services
C/O Computershare Investor Services	150 Royall Street, Suite 101
PO Box 43101	Canton, MA 02021
Providence, RI 02040-5067
Call Toll-Free at: +1 (800) 522-6645

For stockholders holding shares through brokers, banks or other nominees, please contact your broker, bank or other nominee for assistance.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will consider and vote upon the election of seven directors. The Board has nominated Ralph Boyd, Richard DiIorio, Paul Gendron, Carrie Lachance, Gregg Lehman, R. Rimmy Malhotra, and Scott Shuda for election as directors of the Company. Each of these nominees for director is a current director of the Company. Mr. Christopher Sansone, also a current director, is not standing for re-election to the Board at the Annual Meeting. Mr. Sansone's decision is based solely on personal reasons and not because of any disagreement or dispute with the Board or the Company on any matter.

The Company's bylaws provide that the number of authorized directors shall be fixed from time to time by the Board, and the Board approved the reduction in the size of the Board to seven directors effective immediately upon the expiration of Mr. Sansone's term as director at the Annual Meeting. The seven nominees for election to the Board, if elected, will serve until the 2024 Annual Meeting and until their successors are duly elected and qualified.

We urge you to vote "FOR" each of Ralph Boyd, Richard DiIorio, Paul Gendron, Carrie Lachance, Gregg Lehman, R. Rimmy Malhotra, and Scott Shuda.

The table set forth below lists the names and ages of each of our seven nominees to the Board of Directors. Each director elected will serve a one-year term and hold office until the next annual meeting of stockholders and until such director’s successor has been elected and qualified or until such director’s earlier death, resignation or removal.

Each nominee has consented to being named in this proxy statement and to serve on the Board of Directors if elected. If any nominee becomes unavailable to serve for any reason as a director at the time of the Annual Meeting, which is not expected, the Board of Directors will eliminate the Board position effective at the Annual Meeting or the proxy holders will vote the proxies in their discretion for the nominee designated by the Board of Directors to fill the vacancy unless otherwise instructed by a stockholder.

Name	Age	Position
Ralph Boyd	66	Director
Richard DiIorio	48	Director
Paul Gendron	61	Director
Carrie Lachance	46	Director
Gregg Lehman	76	Director
R. Rimmy Malhotra	47	Director
Scott Shuda	57	Director, Chairman

In connection with the Company considering Mr. Malhotra for a potential board seat, the Company and Mr. Malhotra entered into a non-disclosure agreement, dated August 4, 2022, containing a two-year standstill provision. The material standstill provisions of such agreement are to not (i) make, effect or commence any tender or exchange offer, merger or other business combination involving the Company; (ii) make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or, except as consistent with the normal role of a public company director, seek to advise or influence any person with respect to the voting of, any voting securities of the Company; (iii) disclose any intention, plan or arrangement inconsistent with the foregoing (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934) with respect to any voting securities of the Company, other than a group among the Candidate, Nicoya Capital and its affiliates.

Ralph F. Boyd (Director). Ralph F. Boyd has been a member of the Company's Board of Directors since May 17, 2022. Mr. Boyd served as a governance and strategy consultant to the Company from February 2022 until his election to the Board. Since April 2020, he has served as President & CEO of SOME, Inc., a nonprofit developer, owner, operator, and provider of affordable housing, clinical healthcare and human services, food insecurity and emergency services, and employment training. Previously he held positions with The Urban Land Institute where he served as Senior Resident Fellow for Leadership and Strategy/Global from August 2018 to March 2020, and Chief Executive Officer/ULI Americans from July 2017 to July 2018. Mr. Boyd was the Chief Executive Officer of the American Red Cross/Massachusetts Region from 2014 to 2017. He holds a Juris Doctor degree from Harvard Law School and a Bachelor of Arts degree in political science from Haverford College.

Mr. Boyd brings a background in governance, risk management and financial reporting. He currently serves as a director of Sandy Spring Bancorp (NASDAQ: SASR) where he chairs the compensation committee and is a member of the executive and nominating committees. He has served on for-profit and not-for-profit boards throughout his career including DirecTV Group Inc. (formerly NASDAQ; DTV) where he chaired the audit committee and served on the nominating and governance committee.

Richard A. DiIorio (Director). Richard A. DiIorio, who joined the Company in 2004, was appointed as the Company’s President and Chief Executive Officer and member of the Board of Directors on November 15, 2017. He served as President until March 2021, at which time Ms. Lachance was appointed President, and Mr. DiIorio continued to serve as the Company's Chief Executive Officer. Previously, he served as the Company’s Executive Vice President and General Manager of Oncology from May 2017 to November 2017 and as a member of the Office of the President. Mr. DiIorio also held, within the Company, the previous positions of Vice President of Oncology Sales, Regional Vice President-Eastern Region and Territory Manager. Before joining the Company, he held various sales and sales leadership roles at Stryker, Novartis, and Thermo Scientific. Mr. DiIorio holds a Bachelor of Science degree in biology from Boston College.

With over 20 years of successful healthcare experience, Mr. DiIorio brings extensive expertise in sales, customer service, product launch and market knowledge focused on driving growth within the infusion market. Mr. DiIorio currently serves on the board of Dignitana, a Swedish medical technology company.

Paul A. Gendron (Director). Paul A. Gendron has been a member of the Company's Board of Directors since May 15, 2019. Mr. Gendron also served as a financial consultant to the Company from January 2019 until his election to the Board. Previously, he was a client service partner with PriceWaterhouseCoopers LLP where he held various leadership roles, including North Texas Market Assurance Leader, U.S. Assurance Talent Transformation Leader, and Southwest Region Technology Practice Risk Management Leader. In his Market Assurance Leader role, Mr. Gendron lead the Assurance practice in the Dallas, Fort Worth, Austin and Little Rock offices, providing services in internal and external audit, risk and information technology assurance, and accounting and capital markets advisory. Mr. Gendron is a CPA and holds a Bachelor of Business Administration degree in accounting from the University of Texas at Austin. He has served on non-profit boards during his career as well as the Accounting Advisory Council at the University of Texas at Austin.

Mr. Gendron brings over 30 years of public accounting experience at PriceWaterhouseCoopers LLP, including 22 years as audit partner, where he served global public and private multibillion-dollar corporations. His areas of strength include board governance, audit project management, risk management, executive management, public offerings, and mergers and acquisitions.

Carrie A. Lachance (Director). Carrie A. Lachance who joined the Company in September 2010 was elected to the Board on May 18, 2021. Ms. Lachance has held multiple positions with the Company. She was promoted to President and Chief Operating Officer in March 2021. She previously served as Executive Vice President and Chief Operating Officer from October 2019 to March 2021; Senior Vice President of Clinical and Customer Services from October 2018 to October 2019; Vice President of Clinical and Customer Services from December 2017 to October 2018 and Director of Clinical Resources until December 2017. Ms. Lachance began her career as a registered nurse and is also a certified infusion nurse. She holds a Bachelor of Science degree in nursing and a Master of Business Administration-Management degree from Rivier University.

With over 25 years in the health care industry, Ms. Lachance brings extensive experience in healthcare operations and expertise in clinical and customer service.

Gregg O. Lehman (Director). Gregg O. Lehman has been a member of the Company's Board of Directors since May 8, 2014. He served as Vice Chairman of the Board from December 2018 to May 2021. Prior to his appointment as Vice Chairman, Dr. Lehman served as Chairman of the Board from March 2018 until December 2018, and as Executive Chairman and head of the Office of the President from May 2017 to March 2018. Dr. Lehman previously served as Chief Executive Officer of EB Employee Solutions, LLC until June 2022. He is also the President of Lehman Ventures LLC. Dr. Lehman has a Doctorate degree in economics and finance and a Master of Science degree in higher education administration, with a minor in finance and economics from Purdue University and a Bachelor of Science degree in business management leadership and marketing from Indiana University.

Dr. Lehman brings 40 years of experience as a senior executive to both public and private companies. He previously served as CEO and as a member of the boards of HealthFitness Corporation and MGC Diagnostics, both publicly held companies. He has served in positions of board chairman; chair of compensation committees; and chair of nominating and governance committees.

R. Rimmy Malhotra (Director). R. Rimmy Malhotra joined the Company's Board of Directors on September 20, 2022. He has served since 2014 as the Managing Partner of Nicoya Capital LLC. He also has served on the board of HireQuest (NASDAQ: HQI) since 2017 and was elected Vice Chairman in 2019. He holds a Bachelor of Science degree in computer science from Johns Hopkins University; Bachelor of Arts degree in economics from Johns Hopkins University; Master of Business Administration degree in finance from The Wharton School, University of Pennsylvania; and a Master of Arts degree in international affairs at the School of Arts and Science, University of Pennsylvania where he is a Lauder Fellow.

Mr. Malhotra brings substantial experience in and knowledge of public market securities and board service. He also serves on the boards of Optex System (NASDAQ: OPXS) where he serves as the chair of the nominating and governance committee and as a member of the other board committees; and Scott's Liquid Gold where he serves as chair of the audit committee.

Scott A. Shuda (Director, Chairman). Scott A. Shuda has been a member of the Company’s Board of Directors since September 7, 2016 and was elected Chairman of the Board effective December 19, 2018. Mr. Shuda is a Managing Director and Co-founder of Meridian OHC Partners, LP (“Meridian”) and BlueLine Partners, LLC, investment firms that focus on publicly listed technology and healthcare companies. Mr. Shuda is also the founder of Breakout Investors, a social network stock research platform focusing on small cap and microcap companies with catalysts. Mr. Shuda has served as a director of Iridex Corporation ("Iridex") (NASDAQ: IRIX), a global leader in ophthalmic laser systems since 2019 and was elected chairman of the board effective June 24, 2020. He also serves as chairman of the compensation committee and is a member of the audit and nominating & governance committees. He previously served on the Iridex Board from 2012 to 2017. Mr. Shuda holds both a Juris Doctor degree and a Master of Business Administration degree from Georgetown University.

Mr. Shuda has extensive experience with small public companies particularly those within the medical devices industry. He brings more than 20 years of professional experience in law, technology and entrepreneurial endeavors, including transactions that range from initial public offerings and venture financings to mergers and acquisitions. Mr. Shuda also serves as the Managing Director of TSV Investment Partners, LLC, which is the sole general partner of Meridian and a Company stockholder.

Director Independence

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE American LLC. Based upon information solicited from each director, the Board of Directors has affirmatively determined that each of the directors is “independent” within the meaning of the NYSE American LLC’s director independence standards (each such director an "Independent Director"), except for: (i) Mr. DiIorio, who currently serves as the Company's Chief Executive Officer; and (ii) Ms. Lachance who currently serves as the Company's President and Chief Operating Officer. Mr. Gendron provided financial consulting services to the Company from January 2019 until his election to the Board, and Mr. Boyd provided governance and strategy consulting services to the Company from February 2022 until his election to the Board. In determining that Mr. Gendron and Mr. Boyd are independent, the Board considered the consulting arrangements and determined that such arrangements did not interfere with their exercise of independent judgment in carrying out their responsibilities as directors.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE “FOR” RALPH BOYD, RICHARD DIIORIO, PAUL GENDRON, CARRIE LACHANCE, GREGG LEHMAN, R. RIMMY MALHOTRA AND SCOTT SHUDA FOR ELECTION AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2024 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Board of Directors and Committees of the Board of Directors

The Board of Directors has responsibility for the overall governance of the Company. The Board of Directors held a total of ten meetings during the fiscal year ended December 31, 2022. Each director attended at least 75% of the meetings held by the Board of Directors and of the meetings of each committee on which such director served (or portion of the meetings held during which they served as a director or committee member). In addition to regularly scheduled meetings, the directors discharge their responsibilities through telephonic meetings and other communications with each other and the executive officers. At each of the regularly scheduled meetings of the Board of Directors held during fiscal year ended

December 31, 2022 the independent directors had the opportunity to hold an executive session, presided over by the Chairman of the Board. The Board does not have a policy regarding director attendance at annual meetings of stockholders, although such attendance is highly encouraged. All, who were members of the Board at such time, attended the 2022 Annual Meeting of Stockholders.

Committees. The Board of Directors has established three standing committees, an Audit Committee, a Nominating and Governance Committee and a Compensation Committee, each of which is comprised entirely of Independent Directors and report to the full Board of Directors. From time to time during the assessment of certain strategic opportunities, the Board may establish a special committee comprised wholly of Independent Directors.

Leadership Structure. The Company currently has different individuals serving as its Chief Executive Officer and Chairman of the Board. We believe that having an independent, non-executive Chairman of the Board represents an appropriate governance practice for the Company at this time. This structure creates a separation of the day-to-day administrative and strategic planning activities of management from the Board’s oversight function.

Audit Committee

The Audit Committee is composed entirely of Independent Directors. The following individuals are the current members of the Audit Committee: Messrs. Gendron, Lehman and Sansone. Mr. Gendron serves as Chairman of the Audit Committee. The Board of Directors has affirmatively determined that each of the members of the Audit Committee is “independent,” as defined in the NYSE American LLC listing standards, and under the additional Audit Committee independence standards in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Audit Committee is responsible for meeting with the Company’s independent registered public accounting firm regarding, among other issues, audits and the adequacy of the Company’s accounting and control systems. The Audit Committee held eight meetings during the fiscal year ended December 31, 2022.

The Board of Directors has determined that Mr. Gendron qualifies as an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on the "Corporate Governance" page of the Company’s website at www.infusystem.com.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Nominating Committee”) is composed entirely of Independent Directors. The following individuals are the current members of the Nominating Committee: Messrs. Boyd, Lehman, Sansone and Shuda. Dr. Lehman serves as Chairman of the Nominating Committee. The Board of Directors has affirmatively determined that each of the members of the Nominating Committee is “independent” as defined in the NYSE American LLC listing standards. The Nominating Committee is responsible for identifying, selecting and qualifying Board member candidates; and for reviewing and reporting on the Company's Environmental, Social & Governance (ESG) strategy, initiatives and policy. The Nominating Committee held four meetings during the fiscal year ended December 31, 2022. The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is posted on the "Corporate Governance" page of Company’s website at www.infusystem.com.

The individuals identified as Board member candidates are recommended for nomination to the full Board of Directors. The Nominating Committee considers all qualified director candidates identified by members of the Nominating Committee, by senior management and by stockholders. Stockholders who would like to propose an independent director candidate for the consideration of the Nominating Committee may do so by submitting the candidate’s name, résumé and biographical information to InfuSystem Holdings, Inc., 3851 W. Hamlin Road, Rochester Hills, MI 48309, Attn: Corporate Secretary, no later than the deadline for submission of stockholder proposals set forth under the section of this proxy statement entitled “Stockholder Proposals for the 2024 Annual Meeting.” All proposals for nomination timely received by the Corporate Secretary will be presented to the Nominating Committee for consideration and such nominees will be evaluated in the same manner as other director candidates.

The Nominating Committee reviews each director candidate’s biographical information and assesses each candidate’s independence, skills and expertise based on a variety of factors, including the following criteria:

•Whether the candidate has exhibited behavior that indicates he or she is committed to the highest ethical standards;

•Whether the candidate has had broad business, governmental, non-profit or professional experience that indicates that the candidate will be able to make a significant and immediate contribution to the Board of Directors’ discussion and decision-making; and

•Whether the candidate will be able to devote sufficient time and energy to the performance of his or her duties as a director.

In addition, the Nominating Committee considers the diversity of candidates, which may include diversity of skills and experience as well as geographic, gender, age, and ethnic diversity. The Nominating Committee does not, however, have a formal policy with regard to the consideration of diversity in identifying Board member candidates.

Application of the factors listed above requires the exercise of judgment by members of the Nominating Committee and cannot be measured in a quantitative way. The Nominating Committee applied each of these factors in its review and assessment of the background, independence, skills and expertise of each of the director nominees included in this proxy statement. Members of the Nominating Committee had several meetings and conversations with each of the director nominees as a part of this review and assessment.

Compensation Committee

The Compensation Committee is composed entirely of Independent Directors. The following individuals are current members of the Compensation Committee: Messrs. Boyd, Gendron, and Shuda. Mr. Boyd serves as Chairman of the Compensation Committee. The Board of Directors has affirmatively determined that each of the members of the Compensation Committee is “independent” as defined in the NYSE American LLC listing standards. The Compensation Committee is responsible for approving the salaries, bonuses and other compensation and benefits of executive officers and directors and administering the Company's equity incentive plans and employee stock purchase plans, including (i) the Company's 2021 Equity Incentive Plan and its predecessor, the Company's 2014 Equity Plan, and (ii) the Company's Employee Stock Purchase Plan and, pending stockholder approval, the Company's 2023 Employee Stock Purchase Plan (see Proposal 4). The Compensation Committee held seven meetings during the fiscal year ended December 31, 2022. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is posted on the "Corporate Governance" page of Company’s website at www.infusystem.com.

The Compensation Committee evaluates executive officer performance, with input from the Board of Directors and the Chief Executive Officer (for executive officers other than the Chief Executive Officer), in light of the Company’s strategic objectives and establishes compensation levels based on such evaluation. The objectives of the Compensation Committee are to attract and retain experienced and highly qualified personnel and reward our executive officers for advancing critical elements of our strategic plan.

The Compensation Committee has the authority to retain, oversee, terminate, and approve fees for compensation consultants to assist in the discharge of its responsibilities.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Board of Directors by sending written communications addressed to such person or persons to InfuSystem Holdings, Inc., 3851 W. Hamlin Road, Rochester Hills, MI 48309, Attn: Corporate Secretary. All communications will be compiled by the Corporate Secretary and submitted to the addressee.

Code of Conduct and Business Ethics; Corporate Governance Guidelines

The Company has a Code of Business Conduct and Ethics Policy applicable to the Chief Executive Officer, the Chief Financial Officer and principal accounting officer, and other financial professionals. The Code of Business Conduct and Ethics Policy is available on the Corporate “Governance” page of the Company's website at www.infusystem.com. Only the Board of Directors can amend or grant waivers from the provisions of the Company’s Code of Business Conduct and Ethics Policy, and any such amendments or waivers will be posted promptly at www.infusystem.com. No such amendments have been made or such waivers granted.

The Company's Corporate Governance Guidelines are also available online on the Corporate "Governance" page of the Company's website at www.infusystem.com.

Employee, Officer and Director Hedging

The Company has an Insider Trading Policy that applies to its employees, officers and directors. Under this policy, the Company strongly discourages employees, officers and directors from entering into hedging or monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. This policy requires each employee, officer and director to pre-clear any such proposed transactions with appropriate Company personnel.

The Board of Directors’ Role in Risk Oversight

The Board of Directors is actively engaged in overseeing and reviewing the Company’s strategic direction and objectives, taking into account (among other considerations) the Company’s risk profile and exposures. It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board of Directors has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Board annually reviews enterprise risk management and receives regular updates on risk exposures through the Audit Committee and senior management. While the Board as a whole has responsibility for risk oversight, including Chief Executive Officer succession planning, the committees of the Board also oversee the Company’s risk profile and exposures relating to matters within the scope of their authority. The Board regularly receives detailed reports from the Board committees regarding risk oversight in their respective areas of responsibility.

Directors’ Compensation

The following table sets forth the compensation for the Company’s non-employee directors who served during the fiscal year ended December 31, 2022.

	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Name	( $ )	( $ ) (1) (2)	( $ )	( $ )
Ralph F. Boyd (3)	$43,918	$89,440	$21,800	$155,158
Paul A. Gendron (4)	$77,712	$89,440	$—	$167,152
Gregg O. Lehman (5)	$70,192	$89,440	$—	$159,632
R. Rimmy Malhotra (6)	$14,011	$—	$—	$14,011
Darrell B. Montgomery (7)	$29,089	$—	$—	$29,089
Christopher R. Sansone (8)	$65,178	$89,440	$—	$154,618
Scott A. Shuda (9)	$102,781	$125,216	$—	$227,997

(1)In accordance with the SEC's proxy disclosure rules, included in the "Option Awards" column are the aggregate grant date fair values of option awards made during the fiscal year computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as in the case of stock options the expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a discussion of the assumptions used in computing this valuation, see Note 13 of the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)As part of their 2022 compensation package, each Independent Director received options to purchase 25,000 shares of the Company’s Common Stock at the exercise price of $8.58 per share, with the exception of Mr. Shuda who received 35,000 shares as Chairman and Messrs. Malhotra and Montgomery who did not receive options.

(3)As of December 31, 2022, Mr. Boyd had 25,000 aggregate outstanding stock options (none of which were exercisable) that will expire on May 17, 2032. Mr. Boyd received other compensation consisting of 2,000 restricted stock units for serving as a consultant to the Company from February 2022 until his election to the Board. The restricted stock units, which were outstanding at December 31, 2022, vested on February 23, 2023.

(4)As of December 31, 2022, Mr. Gendron had 75,000 aggregate outstanding stock options (50,000 of which were exercisable) that will expire in equal installments of 25,000 on May 20, 2030, May 18, 2031 and May 17, 2032.

(5)As of December 31, 2022, Dr. Lehman had 75,000 aggregate outstanding stock options (50,000 of which were exercisable) that will expire in equal installments of 25,000 on May 20, 2030, May 18, 2031 and May 17, 2032.

(6)Mr. Malhotra earned cash fees on a pro-rata basis starting with his appointment in September 2022. As of December 31, 2022, Mr. Malhotra had no outstanding stock options.
(7)Mr. Montgomery earned cash fees on a pro-rata basis for his service prior to his departure in May 2022. As of December 31, 2022, Mr. Montgomery had no outstanding stock options.

(8)As of December 31, 2022, Mr. Sansone had 125,000 outstanding stock options (100,000 of which were exercisable) that will expire on August 13, 2023.

(9)As of December 31, 2022, Mr. Shuda had 140,000 aggregate outstanding stock options (105,000 of which were exercisable) that will expire in equal installments of 35,000 on May 15, 2024, May 20, 2030, May 18, 2031 and May 17, 2032.

Current Independent Director Compensation

Each of the non-employee directors received the following annual cash compensation (or portion of cash compensation for fiscal year during which served as a director or committee member) in 2022:

•$50,000 for each non-employee Independent Director on the Board;
•$90,000 for the Chairman of the Board;
•$20,000 for the Chair of the Audit Committee and $10,000 for each Audit Committee member;
•$15,000 for the Chair of the Compensation Committee and $7,500 for each Compensation Committee member; and
•$10,000 for the Chair of the Nominating Committee and $5,000 for each Nominating Committee member.

Board and committee compensation is paid quarterly, on calendar quarters.

The non-employee directors received the following annual stock compensation grants in 2022 with the exception noted in Footnote 2 above.:

•Options for 25,000 shares of the Company’s Common Stock for each Independent Director (excluding the Chairman); and
•Options for 35,000 shares of the Company’s Common Stock for the Chairman.

Any such grant of options to non-employee directors are contingent upon sufficient share capacity under the Company’s 2021 Equity Incentive Plan. Further, such options are typically granted on the date of the Company’s annual meeting of stockholders. Options were granted in 2022 with an exercise price equal to the closing price of the stock on the grant date and vest monthly over a period of one year or immediately upon a change in control, as defined under the Company’s 2021 Equity Incentive Plan.

PROPOSAL 2

ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act adopted in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing stockholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers. Such a “say-on-pay” vote gives our stockholders the opportunity to express their views on the Company’s executive compensation policies and programs and the compensation paid to the named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

The Board of Directors recommends a vote "FOR" approval of the advisory resolution in this Proposal 2 because the Board believes that the Company’s executive compensation policies and practices are effective in incentivizing our named executive officers to achieve the Company’s goals of growth and sustained financial and operating performance, in aligning executives’ interests with those of the stockholders, and in attracting, retaining, motivating and rewarding highly talented executives. Please refer to “Executive Officers” and “Executive Compensation” in this proxy statement, including the tabular and narrative disclosure regarding executive compensation, for details about our executive compensation policies and programs, compensation information for the fiscal year ended December 31, 2022 and the current compensation of our named executive officers.

The vote on this Proposal 2 is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review and consider the voting results in future decisions regarding executive compensation. The Company currently submits the compensation of named executive officers to an advisory vote of stockholders on an annual basis, and the next such vote will occur at the 2024 Annual Meeting of Stockholders.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE 2021 EQUITY INCENTIVE PLAN

On May 18, 2021 the stockholders approved the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (the "2021 Equity Plan"), under which a maximum number of 2,500,000 shares of Common Stock, plus the number of shares of Common Stock underlying any award granted under the InfuSystem Holdings, Inc. 2014 Equity Plan (the "2014 Equity Plan") that expire, terminate or are cancelled or forfeited under the terms of the 2014 Equity Plan, are currently authorized for issuance under the plan. On February 15, 2023, the Board of Directors approved the First Amendment to the 2021 Equity Plan, subject to stockholder approval at the Annual Meeting. This amendment increases the maximum number of shares of Common Stock reserved for issuance under the 2021 Equity Plan to 5,000,000 shares, plus the number of shares of Common Stock underlying any award granted under the 2014 Equity Plan that expire, terminate or are cancelled or forfeited under the terms of the 2014 Equity Plan, an increase of 2,500,000 shares. The 2021 Equity Plan is set forth in its entirety as an appendix to and filed with the Company's definitive proxy statement dated April 5, 2021.

A copy of the First Amendment to the 2021 Equity Plan is attached as Appendix A to this proxy statement. It is the judgment of the Board of Directors that the amendment to the 2021 Equity Plan is in the best interests of the Company and its stockholders.

Determination of the Share Reserve Under the Amendment to the 2021 Equity Plan

We are asking the stockholders to approve an amendment to the 2021 Equity Plan to increase the number of shares of Common Stock available for issuance under the plan by an additional 2,500,000 shares. In determining the appropriate amount of such increase, the Board considered a number of factors, including the number of awards outstanding under the 2021 Equity Plan, the Company's past share usage (sometimes called the Company's "burn rate"), the estimated number of shares needed for future awards, a dilution analysis and competitive data from relevant peer companies. As of March 20, 2023 there were approximately 885,539 shares of Common Stock subject to outstanding equity awards under the 2021 Equity Plan. The 885,539 shares include 371,749 restricted stock units plus 513,790 stock options. As of March 20, 2023 there were approximately 1,221,172 shares of Common Stock subject to outstanding equity awards under the 2014 Equity Plan. The 1,221,172 shares include 206,500 restricted stock units plus 1,014,672 stock options. The additional 2,500,000 shares proposed for issuance under the 2021 Equity Plan would increase the Company's fully diluted overhang by an additional 12.0% to approximately 22.0% for all outstanding awards under both the 2021 Equity plan and the 2014 Equity Plan taken as a whole.

Based upon these factors, the Board approved the proposed increase of 2,500,000 shares of Common Stock available for issuance under the 2021 Equity Plan. Approval of the amendment to the 2021 Equity Plan will ensure that an adequate number of shares are available for future equity awards, enabling the Company to continue to align the interests of the Company's officers, employees, directors and consultants with those of the Company's stockholders.

Overview of the 2021 Equity Plan

The following is a brief description of the 2021 Equity Plan. A copy of the 2021 Equity Plan is filed as an exhibit to the Company's SEC filings, and the following description is qualified in its entirety by reference to the 2021 Equity Plan.

The purpose of the 2021 Equity Plan is to advance the interests of the Company and its stockholders by enabling the Company to provide incentives to attract and retain the types of employees, consultants and directors who will contribute to the Company's long-term success. The 2021 Equity Plan will remain in effect until May 18, 2031, unless terminated earlier by our Board, which may amend or terminate the 2021 Equity Plan at any time. However, except in the case of adjustments upon changes to our Common Stock or amendments to ensure compliance with applicable law, no amendment will be effective unless approved by the Company's stockholders, to the extent such approval is necessary to satisfy any applicable law or the rules of any securities exchange on which our Common Stock is listed.

Plan Administration

The 2021 Equity Plan may be administered by the Board or by a committee appointed by the Board consisting of one or more Board members, referred to in this proposal as the "Committee," a role which the Board has appointed to the Compensation Committee of the Board. The Committee has authority to construe, interpret and apply the provisions of the 2021 Equity Plan, to determine when and to whom awards will be granted and the terms and conditions of such awards, subject to certain Share Limits or other restrictions set forth in the 2021 Equity Plan. The Committee also has authority to exercise its discretion to take such actions or make such determinations that it deems necessary or advisable to fulfil its oversight and administration responsibilities with respect to the 2021 Equity Plan.

Eligible Participants

The Committee may grant awards under the 2021 Equity Plan to employees (including officers), consultants and directors of the Company and its affiliates, or to individuals who are reasonably expected to become such employees, consultants and directors after the receipt of the award; however, only employees are eligible to receive incentive stock options. Currently, there are approximately 490 employees and 6 non-employee directors of our Company and our affiliates that are eligible to participate in the 2021 Equity Plan.

Awards and Adjustments

Shares of Common Stock issued under the 2021 Equity Plan may be authorized and unissued shares, treasury shares, or shares required by the Company in any manner. Subject to the limits in the 2021 Equity Plan, the Committee has the authority to grant the following types of awards under the 2021 Equity Plan: stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, other equity-based awards, cash awards and substitute awards. The Committee has the authority to determine the vesting schedule of each award, to accelerate the vesting exercisability of any award, and to modify the purchase price or the exercise price of any outstanding award, provided that if such modification effects a repricing, stockholder approval of such modification is required before the repricing is effective. The Committee may amend the terms of any one or more awards at any time, provided that the Committee may not amend an award in a manner that would impair the award holder's rights under the award without such holder's written consent.

The 2021 Equity Plan provides for certain equitable adjustments, as determined by the Committee, to awards granted under the 2021 Equity Plan upon changes in the Company's outstanding Common Stock or capital structure. Unless otherwise provided in an award agreement, in the event of a change in control: (i) outstanding options and stock appreciation rights will become immediately exercisable with respect to 100% of the shares of Common Stock subject to such awards; (ii) the restricted period with respect to any awards of restricted stock or restricted stock units will immediately expire with respect to 100% of the outstanding shares of Common Stock underlying such awards; (iii) in the case of performance share awards or cash awards, all incomplete performance periods in effect on the date the change of control occurs will end on such date and the Committee will (a) determine the extent to which performance goals in such performance periods have been met and (b) cause applicable 2021 Equity Plan participants to be paid partial or full awards for each such performance period, based on the Committee's determination of the degree to which performance goals were attained or, if not determinable, based on applicable "target" levels of performance, or on such other basis determined by the Committee; (iii) the Committee may, in its discretion and upon at least ten days' advice notice to the affected persons, cancel any outstanding awards and pay to the holders the value of the awards cased upon the price per share of Common Stock received or to be received by other stockholders of the Company, or, in the case of an exercise price of any option or stock appreciation right that equals or exceeds the price paid for a share of Common Stock in connection with the change in control, the Committee may cancel the option or stock appreciation right without the payment of any consideration.

Registration with the SEC

The Company intends to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the 2021 Equity Plan during the fourth quarter of calendar year 2023.

Required Vote

This proposal to approve an amendment increasing the number of shares under the 2021 Equity Plan will require a majority of the votes cast of the shares of the Company's Common Stock issued and outstanding as of the Record Date that are present at the Annual Meeting, in person or by proxy, and entitled to vote in accordance with applicable listing rules of NYSE American

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE COMPANY'S 2021 EQUITY INCENTIVE PLAN.

PROPOSAL 4

APPROVAL OF 2023 EMPLOYEE STOCK PURCHASE PLAN

On February 15, 2023, the Board of Directors adopted the InfuSystem Holdings, Inc. 2023 Employee Stock Purchase Plan (the “2023 ESPP”), subject to stockholder approval at the Annual Meeting. In connection with the adoption of the 2023 ESPP, the Board of Directors terminated, contingent upon on stockholder approval of the 2023 ESPP, the InfuSystem Holdings, Inc. Employee Stock Purchase Plan, as amended through September 23, 2020 (the “Current ESPP”), such that the offering period beginning on or around April 1, 2023 will be the final offering period under the Current ESPP. Thereafter, no more options to purchase shares of the Company’s common stock will be granted under the Current ESPP. After the close of the final offering period under the Current ESPP, all rights the Company intends to be granted under an “employee stock purchase plan” as such term is defined in section 423 of the Internal Revenue Code of 1986, as amended (the “Code”) will be granted under the 2023 ESPP.

The Current ESPP allows for a total of 550,000 shares of Common Stock to be sold under the plan. As of March 20, 2023, 95,379 shares of Common Stock remained available for issuance under the Current ESPP. After the close of the final offering period under the Current ESPP, any shares that have not been sold will be added to the total number of shares available for sale under the 2023 ESPP. The 2023 ESPP provides that a maximum of 300,000 shares of Common Stock, plus any shares remaining under the Current ESPP after the close of its final offering period, are available for sale under the 2023 ESPP.

The following is a brief description of the 2023 ESPP. A copy of the 2023 ESPP is attached as Appendix B to this proxy statement, and the following description is qualified in its entirety by reference to the complete text of the 2023 ESPP.

Purpose

The purpose of the 2023 ESPP is to provide the employees of the Company and its affiliates with an opportunity to become owners of the Company by purchasing shares of Common Stock through payroll deductions. The 2023 ESPP is intended to qualify as an “employee stock purchase plan” under section 423 of the Code. The 2023 ESPP will help the Company to attract and retain talented employees.

Administration

The 2023 ESPP will be administered by the Compensation Committee of the Board of Directors (the “Administrator”). Subject to the terms of the 2023 ESPP and applicable law, the Administrator may delegate to one or more officers or managers of the Company, or to a committee of such officers or managers, the authority to administer the 2023 ESPP. The Administrator may retain one or more agents to assist in the administration of the 2023 ESPP.

Under the terms of the 2023 ESPP, the Administrator will have full and exclusive discretionary authority to determine the persons to whom, and the time or times at which, options to purchase Common Stock will be granted under the 2023 ESPP.

Eligibility

All full-time employees and certain part-time employees of the Company or another participating employer who have been continuously employed for at least one month before the start of an offering period will be eligible to participate in offers under the 2023 ESPP. For part-time employees to be eligible, they must have customary employment of more than five months in any calendar year and more than 20 hours per week. The Administrator may exclude from participation in the 2023 ESPP, or any offering thereunder, those employees who would otherwise be eligible to participate in the 2023 ESPP, or an offering thereunder, but who are “highly compensated employees” (within the meaning of section 414(q) of the Code) of a participating employer. The Administrator also has the discretion to exclude from any offering those employees who are citizens or residents of a non-U.S. jurisdiction upon making a determination that the exclusion of such employees is permissible under the terms of section 1.423-2(e)(3) of the U.S. Department of Treasury regulations ("Treasury Regulation") or any successor rule thereto. Notwithstanding the foregoing, no employee will be granted an option under the 2023 ESPP (i) to the extent that, immediately after the grant, the employee would own, directly or indirectly, stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company (or any parent or subsidiary of the Company), including any stock that such employee may purchase under all outstanding rights and options and (ii) if the employee holds a right to purchase shares of Common Stock under all of the Company’s employee stock purchase plans (as defined in section 423 of the Code) that accrue at a rate that exceeds $25,000 (determined as of the option grant date) for each calendar year in which rights are outstanding. Non-employee directors of the Company are also not eligible to participate in the 2023 ESPP.

As of March 20, 2023, there were approximately 490 employees that would be eligible to participate in the 2023 ESPP.

Shares Subject to the 2023 ESPP

If the 2023 ESPP is approved by stockholders at the 2023 Annual Meeting, subject to adjustment for certain changes in the Company’s capitalization, the aggregate number of shares of Common Stock that may be issued under the 2023 ESPP may not exceed 300,000 shares, plus any shares of Common Stock that remain available under the Current ESPP at the close of its final offering period. As of March 20, 2023, there were approximately 95,379 shares of Common Stock available under the Current ESPP. As noted above, upon the approval of the 2023 ESPP by stockholders, no new offerings to purchase shares of Common Stock will be initiated under the Current ESPP. The shares of Common Stock issuable under the 2023 ESPP may be newly issued shares, treasury shares, or shares acquired on the open market. As of March 20, 2023, the closing price of the Common Stock was $7.02 per share.

If the total number of shares to be purchased by all participating employees in any offering period exceeds the number of shares remaining available for issuance under the 2023 ESPP, a number of shares will be purchased by each participating employee in such offering period equal to a pro rata portion of the remaining available number of shares in as uniform a manner as shall be practicable and as the Administrator determines to be equitable.

Offering Periods

The 2023 ESPP is implemented by granting options to purchase shares of Common Stock at designated times to all eligible employees from time to time by the Administrator. If approved by stockholders, the first offering under the 2023 ESPP will begin on or around October 1, 2023 and will end on or around March 31, 2024. Unless otherwise determined by the Administrator, offerings under the 2023 ESPP will run in consecutive periods of approximately six months. The provisions of separate offerings need not be identical, but each offering will conform to the terms of the 2023 ESPP and the requirements of Code section 423.

Participation in and Operation of the 2023 ESPP

Participation in the 2023 ESPP for any eligible employee is voluntary. An eligible employee may elect to participate in an offering by notifying the Administration, in such form and in accordance with the procedures established by the Administrator, of the employee’s intent to participate in the offering and authorizing payroll deductions from the employee’s compensation during the offering period. Such authorization must be received and accepted by the Administrator by the first day of the offering period or such earlier date established by the Administrator. Employees will elect the amount of their compensation that will be contributed to the 2023 ESPP by electing to have a flat dollar amount between $20 and $1,000 deducted from their compensation for each complete pay period occurring during an offering period. Payroll deductions will be applied on an after-tax basis for each complete pay period occurring during an offering period. All payroll deductions will be credited to a bookkeeping account maintained on behalf of the employee.

Employees may change the amount of their payroll deduction contributions on a prospective basis at any time. Properly elected payroll deduction changes will become effective as soon as administratively practicable, but in no case later than the second full pay period following the Administrator’s receipt of the completed change election. An eligible employee’s election to participate in any offering will automatically renew for each subsequent offering, provided that the employee does not withdrawal from an offering.

On the first day of each offering period, each eligible employee who has elected to participate in the offering is deemed to have been granted an option to acquire shares of Common Stock. At the end of the offering period, each participating employee’s option is automatically exercised and the maximum possible number of whole shares of Common Stock are purchased using the amounts credited to the bookkeeping account recording the amount of payroll deduction contributions made by the participating employee during the offering period to pay the exercise price of the option. If there is a cash balance remaining in a participating employee’s bookkeeping account after the purchase of the maximum possible number of whole shares of common stock, that amount will be returned to the participating employee.

The per share option exercise price at which shares of Common Stock will be sold under the 2023 ESPP will be equal to the lesser of (i) 85% of the closing price of a share of Common Stock on the NYSE American (or such other exchange on which the shares of Common Stock are traded) on the first day of an offering period or (ii) 85% of the closing price of a share of Common Stock on the purchase date. Notwithstanding the foregoing, the Administrator may establish for any offering period that the purchase price per share at which shares of Common Stock will be sold under the 2023 ESPP will be determined in another manner that is permitted under section 423 of the Code.

No employee may purchase more than $25,000 worth of Common Stock, determined at the fair market value of the shares at the time the option to purchase such shares is granted, under all of the Company’s employee stock purchase plans in any calendar year.

Termination of Employment and Withdrawal from the 2023 ESPP

Participating employees may elect to withdraw from the 2023 ESPP at any time and receive back any of their contributions, without interest, that were not used to purchase shares of Common Stock, provided that if a participating employee wishes to withdraw his or her funds prior to the purchase of shares, he or she must submit an election to withdraw to the Administrator at least 15 days prior to the end of the offering period. An individual who withdraws from an offering will not be deemed to have elected to participate in any subsequent offering under the automatic renewal feature of the 2023 ESPP.

Upon a participating employee’s termination of employment for any reason while participating in the 2023 ESPP, such employee’s participation will automatically end on the date of the termination of employment, and any accumulated but unused payroll deductions will be refunded without interest. In the event of a participating employee’s death, accumulated but unused payroll deductions will be refunded to the participating employee’s named beneficiary, or if a beneficiary has not been named, to such deceased participating employee’s estate.

Restrictions on Transfers

Neither the payroll deductions credited to a participating employee’s account nor any purchase rights granted under the 2023 ESPP may be assigned, pledged or otherwise transferred in any way by the participating employee, except by will or laws of descent and distribution. Options granted under the 2023 ESPP are only exercisable by the participating employee to whom they are granted during the participating employee’s life.

A participating employee must hold any shares purchased under the 2023 ESPP until the first date that is at least two years from the grant date of the option to purchase such shares and at least one year from the date the shares were purchased.

Corporate Events

In the event of a proposed merger, consolidation, acquisition of property or stock, separation, reorganization, dissolution or liquidation of the Company, the Administrator has the discretion, without limitation, to: (i) shorten the then-ongoing offering period and, if needed, establish a new purchase date for the options granted with respect to such offering period, provided that the Administrator will make reasonable efforts to provide sufficient advance notice to allow participating employees the opportunity to withdraw from the offering prior to the purchase date; (ii) cancel the ongoing offering and pay to each participating employee an amount equal to the amount in the participating employee’s bookkeeping account in full satisfaction of the participating employees’ rights under the ongoing offering; and (iii) provide that, with effect immediately prior to the corporate event, any relevant surviving corporation will assume the responsibility for outstanding options granted under the 2023 ESPP, or make a new grant as a substitute for such outstanding options, in accordance with Treasury Regulation section 1.424-1(a) (or any successor rule).

Amendment of the 2023 ESPP

The Company’s Board of Directors or the Administrator may amend the 2023 ESPP at any time and in any respect, provided that that any amendment or modification to the 2023 ESPP which would result in: (i) a change in the type of Company securities or increase in the number of shares of common stock made available under the 2023 ESPP, (ii) an expansion of the group of employers whose employees who may become eligible to participate in the 2023 ESPP, or (iii) a provision or authorization that would cause the 2023 ESPP or any offering thereunder to fail to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Code, must be duly approved by a vote the Company’s stockholders in order to be effective.

Termination of the 2023 ESPP

The Company’s Board of Directors or the Administrator may terminate the 2023 ESPP at any time. If the termination date of the 2023 ESPP occurs before the end of any ongoing offering period, the Administrator may either (i) shorten the offering period and, if needed, establish a new purchase date at the end thereof for the exercise of all purchase rights relating thereto or (ii) cancel the related offering and pay to each participating employee the amount credited to his or her bookkeeping account under the 2023 ESPP.

Benefits to Named Executive Officers and Others

Participation in the 2023 ESPP is voluntary. Accordingly, the Company cannot presently determine the benefits or amounts that will be received pursuant to the 2023 ESPP in the future because such amounts will depend on the amount of contributions that eligible employees choose to make, the actual purchase price of shares in future offering periods, and the market value of Common Stock on various future dates.

New Plan Benefits

It is not currently possible to determine the number, name or positions of persons who will benefit from the 2023 ESPP in the current year or the terms of any such benefits.

U.S. Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to the grant and exercise of rights under the 2023 ESPP, based on federal income tax laws currently in effect. The exact federal income tax treatment of options will depend on the specific nature of any such option and the individual tax attributes of the participating employee. This summary is not intended to be a complete analysis and discussion of the federal income tax treatment of the 2023 ESPP, and does not discuss any federal employment, gift, or estate taxes or the tax laws, including income tax laws, of any municipality, state, or foreign country.

The 2023 ESPP is intended to qualify as an “employee stock purchase plan” under section 423 of the Code and, as a result, employees who participate in the 2023 ESPP will be afforded favorable tax treatment subject to meeting certain requirements specified by the Code. In general, there are no federal income tax consequences to a participating employee upon the grant of the option to purchase shares under the 2023 ESPP at the beginning of an offering period or upon its exercise. Upon the disposition of shares of Common Stock acquired upon exercise of an option, the participating employee will generally be subject to tax and the nature and amount of the tax will depend on whether the employee has satisfied the statutory holding period.

If the employee holds shares acquired under the 2023 ESPP for at least two years from the grant date of his or her option and at least one year from the date he or she acquired the shares, any gain on the sale of the shares will be taxed as ordinary income to the extent of the lesser of (i) the amount by which the fair market value of the shares on the grant date (i.e., the first day of the offering period) exceeded the exercise price for the option, or (ii) the amount by which the fair market value of the shares on the date of sale exceeds the exercise price of the option. Any additional gain or loss will be taxed as long-term capital gain or loss. The 2023 ESPP generally requires that participating employees hold shares acquired under the 2023 ESPP for the duration of the statutory holding period.

If the participating employee sells or otherwise disposes of the shares before the expiration of the statutory holding period, then in the year of such “disqualifying” disposition, the participating employee will be required to recognize ordinary income equal to the difference between the fair market value of the shares on the date of the exercise of the option and the exercise price of the option. Any additional gain or loss will be short-term or long-term gain or loss depending on the length of time the employee has held the shares.

The Company is not entitled to any deduction with respect to the difference between the fair market value of the Common Stock and the option exercise price if the participating employee satisfies the statutory holding period described above. If shares are sold before the statutory holding period is satisfied, the Company will receive a tax deduction for any ordinary income recognized by the participating employee.

Registration with the SEC

The Company intends to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the 2023 ESPP during the fourth quarter of calendar year 2023.

Required Vote

This proposal to approve the 2033 ESPP will require a majority of the votes cast of the shares of the Company's Common Stock issued and outstanding as of the Record Date that are present at the Annual Meeting, in person or by proxy, and entitled to vote in accordance with applicable listing rules of NYSE American.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE COMPANY'S 2023 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected BDO USA, LLP as the independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2023. The Board of Directors is submitting the appointment of BDO USA, LLP to the stockholders for ratification as a matter of good corporate practice.

In the event that the stockholders fail to ratify the appointment of BDO USA, LLP, the Audit Committee will reconsider its selection of audit firms but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that such a change would be in the best interest of the Company’s stockholders.

Representatives of BDO USA, LLP are expected to be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Recommendation

THE AUDIT COMMITTEE AND THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

EXECUTIVE OFFICERS

The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors and hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation or removal. Set forth below are the names and certain biographical information regarding the Company's executive officers.

Name	Age	Position
Richard DiIorio (1)	48	Chief Executive Officer and Director
Carrie Lachance (1)	46	President, Chief Operating Officer and Director
Addam Chupa	44	Executive Vice President, Chief Information Officer
Barry Steele	52	Executive Vice President and Chief Financial Officer
(1)See "Directors" for biographical information regarding Mr. DiIorio and Ms. Lachance.

Addam Chupa

Addam Chupa joined InfuSystem in January 2020 as Senior Vice President of Information Technology. He previously served as Director of Information Technology Operations of Forum Health from April 2019 to January 2020. Prior to these roles, he served in various capacities including Director of IT Operations at Diplomat Pharmacy from January 2014 to April 2019. Mr. Chupa received his Bachelor of Business Administration degree with a major in computer information systems from Walsh College.

Barry Steele

Barry Steele joined InfuSystem in March 2020 as Executive Vice President, Chief Financial Officer. He previously served as Chief Financial Officer of Horizon Global Corporation from February 2019 to June 2019 and as Vice President of Finance and Chief Financial Officer of Gentherm from October 2004 to December 2018. Earlier he held various finance positions with Advanced Accessory Systems, LLC including Chief Financial Officer. Mr. Steele, who is a CPA, began his career with Price Waterhouse LLP. He received his Bachelor of Science degree from Hillsdale College.

EXECUTIVE COMPENSATION

Smaller Reporting Company Status

The Company is a "smaller reporting company," as defined in Item 10(f)(1) of Regulation S-K. As a "smaller reporting company," the Company is permitted to provide the scaled disclosure required by Items 402(m)-(r) of Regulation S-K in lieu of the more extensive disclosure required of other reporting companies.

Summary Compensation Table

The following table sets forth the compensation of the named executive officers of the Company for the fiscal years presented below.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)	All Other Compensation (2) ($)	Total ($)

Richard DiIorio	2022	$600,000	$174,000	$526,503	$214,599	$32,265	$1,547,367
Chief Executive Officer	2021	$550,000	$64,167	$937,522	$137,653	$31,018	$1,720,360

Carrie Lachance	2022	$389,481	$67,860	$228,151	$92,993	$16,200	$794,685
President and Chief Operating Officer	2021	$315,000	$26,250	$1,592,264	$411,689	$14,294	$2,359,497

Thomas Ruiz	2022	$275,000	$39,875	$160,875	$65,570	$306,346	$847,666
Former EVP and Chief Commercial Officer	2021	$242,935	$16,196	$607,230	$60,805	$32,342	$959,508

(1)In accordance with the SEC's proxy disclosure rules, included in the "Stock Awards" and "Option Awards" columns are the aggregate grant date fair values of stock awards and option awards made during the respective fiscal years computed in accordance with FASB ASC Topic 718. The measurement objective of FASB ASC Topic 718 is to estimate the fair value at the grant date of the equity instruments that the entity is obligated to issue when employees have rendered the requisite service and satisfied any other conditions necessary to earn the right to benefit from the instruments (for example, to exercise share options). That estimate is based on the share price and other pertinent factors, such as in the case of stock options the expected volatility at the grant date. The grant date fair value of an award reflects the accounting expense and may not represent the actual value that will be realized. For a discussion of the assumptions used in computing this valuation, see Note 13 of the Notes to the Consolidated Financial Statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(2)The Company matches all of an employee's 401(k) contribution up to a maximum of 5% of a participant’s eligible salary, or certain statutory limits. All Other Compensation for 2022 consists of the following: (i) for Mr. DiIorio, $16,568 for use of a company vehicle, $15,247 for employer 401(k) matching contributions, and miscellaneous other benefits; (ii) for Ms. Lachance, $15,750 for employer 401(k) matching contributions, and miscellaneous other benefits; and (iii) for Mr. Ruiz, $275,000 in severance benefits in accordance with the terms of his employment agreement which were earned in 2022 and paid in January 2023 upon the termination of his service as EVP and Chief Commercial Officer, $13,570 for country club membership dues, $13,753 for employer 401(k) matching contributions, and miscellaneous other benefits.

Outstanding Equity Awards at Fiscal Year End

The following table shows all unexercised options and unvested stock incentive plan awards for each of the named executive officers as of December 31, 2022:

	Option Awards:				Stock Awards:

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units That Have Not Vested (1) ($)
Richard DiIorio (2)	50,000	—	$2.69	12/08/24
	25,000	—	$2.60	03/10/25
	40,000	—	$2.76	08/18/26
	25,000	—	$2.15	03/15/27
	200,000	—	$3.18	08/22/23
	16,667	8,333	$11.07	05/20/30
	6,894	13,784	$19.50	05/18/31
	—	59,984	$8.58	05/17/32
					55,012	$477,504
							60,000	$520,800
							27,506	$238,752
Carrie Lachance (3)	50,000	—	$2.70	4/19/28
	25,000	—	$3.36	7/19/23
	40,000	—	$4.70	5/15/29
	13,334	6,666	$11.07	5/20/30
	20,618	41,225	$19.50	5/18/31
	—	25,993	$8.58	5/17/32
					75,804	$657,979
							12,902	$111,989
Thomas Ruiz (4)	25,000	—	$3.36	07/19/23
	40,000	—	$4.70	05/15/29
	13,334	6,666	$11.07	05/20/30
	3,045	6,089	$19.50	05/18/31
	—	18,328	$8.58	05/17/32
					18,729	$162,568
							9,365	$81,288

(1)Represents unvested restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”), each representing a contingent right to receive one share of the Company's Common Stock, multiplied by $8.68, the closing price of the Company's Common Stock on December 31, 2022, as quoted by the NYSE American LLC. The number and payout value for the PSUs included in this table are based on achieving threshold performance.

(2)At December 31, 2022, Mr. DiIorio owned 7,051 and 20,455 target-level PSUs that will vest on May 18, 2023 and May 17, 2024, respectively, subject to the attainment of performance goals discussed below. At December 31, 2022, Mr. DiIorio owned 60,000 PSUs that will vest based on the attainment of the market condition of when the closing stock price is at or above $22.00 for ten consecutive trading days and will expire on August 24, 2023. At December 31, 2022, Mr. DiIorio owned the 55,012 RSUs which will vest subject to his continued employment as follows: (i) 14,103 on May 18, 2024; and (ii) 40,909 on May 17, 2025. Settlement of the Common Stock underlying RSUs will occur on each vesting date and settlement of the Common Stock underlying PSUs will occur following certification of the achievement of the specified performance goals. At December 31, 2022, Mr. DiIorio owned the following unvested options: (i) unvested options to purchase 8,333 shares of Common Stock, which vest on May 20, 2023; and (ii) unvested options to purchase 13,784 shares of Common Stock, which vest in two equal annual installments starting on May 18, 2023; and (iii) unvested options to purchase 59,984 shares of Common Stock which will vest in three equal annual installments starting on May 17, 2023.

(3)At December 31, 2022, Ms. Lachance owned 4,038 and 8,864 target-level PSUs that will vest on May 18, 2023 and May 17, 2024, respectively, subject to the attainment of performance goals discussed below. At December 31, 2022, Ms. Lachance owned 75,804 RSUs which will vest subject to her continued employment as follows: (i) 50,000 on March 1, 2024; (ii) 8,077 on May 18, 2024; and (iii) 17,727 on May 17, 2025. Settlement of the Common Stock underlying RSUs will occur on each vesting date and settlement of the Common Stock underlying PSUs will occur following certification of the achievement of the specified performance goals. At December 31, 2022, Ms. Lachance owned the following unvested options: (i) unvested options to purchase 6,666 shares of Common Stock, which vest on May 20, 2023; (ii) unvested options to purchase 41,225 shares of Common Stock, which vest in two equal annual installments starting on May 18, 2023; and (iii) unvested options to purchase 25,993 shares of Common Stock, which vest in three equal annual installments starting on May 17, 2023.

(4)In January of 2023, upon termination of his service as EVP and Chief Commercial Officer and in accordance with each award agreement, Mr. Ruiz forfeited all of his unvested option, RSU and PSU awards. Additionally, the expiration dates for his vested options were accelerated to 90 days from the termination date. At December 31, 2022, Mr. Ruiz owned 3,115 and 6,250 target-level PSUs that would have vested on May 18, 2023 and May 17, 2024, respectively, subject to the attainment of performance goals discussed below. At December 31, 2022 Mr. Ruiz owned 18,729 RSUs which would have vested subject to his continued employment as follows; (i) 6,229 on May 18, 2024; and (ii) 12,500 on May 17, 2025. Settlement of the Common Stock underlying RSUs would have occurred on each vesting date and settlement of the Common Stock underlying PSUs would have occured following certification of the achievement of the specified performance goals. At December 31, 2022, Mr. Ruiz owned the following unvested options; (i) unvested options to purchase 6,666 shares of Common Stock, which would have vested on May 20, 2023; (ii) unvested options to purchase 6,089 shares of Common Stock, which would have vested in two equal annual installments starting on May 18, 2023; and (iii) unvested options to purchase 18,328 shares of Common Stock, which would have vested in three equal annual installments starting on May 17, 2023.

Equity Awards Granted to Mr. DiIorio

On March 16, 2017, the Compensation Committee granted Mr. DiIorio options to purchase 25,000 shares of the Company’s Common Stock at an exercise price of $2.15 per share. The options vest in equal monthly installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On August 23, 2018, the Compensation Committee granted Mr. DiIorio options to purchase 200,000 shares of the Company’s Common Stock at the exercise price of $3.18 per share. The options vest in equal annual installments over a three-year period, expire after five years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On May 20, 2020, Mr. DiIorio was granted options to purchase 25,000 shares of the Company’s Common Stock at the exercise price of $11.07 per share. The options vest in equal annual installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On August 24, 2020 Mr. DiIorio received a grant of PSUs in the amount of 180,000 shares. The shares' vesting conditions and amounts are set forth below. To satisfy the performance condition in each case for vesting, the Company stock closing price must equal or exceed the target for ten consecutive trading days prior to the applicable expiration date.

Amount of Grant	Restriction on Vesting	Expiration Date
60,000 shares	Stock price of $18.00 per share	Three years from date of grant
60,000 shares	Stock price of $20.00 per share	Three years from date of grant
60,000 shares	Stock price of $22.00 per share	Three years from date of grant

The performance condition was met and the restriction lapsed for the first two target amounts in 2021. As such, 60,000 shares remained outstanding as of December 31, 2022.

On February 9, 2021, Mr. DiIorio was awarded 8,034 bonus shares of common stock as an annual incentive award in recognition of his individual performance in 2020.

On May 18, 2021, Mr. DiIorio was granted options to purchase 20,678 shares of the Company’s Common Stock at the exercise price of $19.50 per share, which was the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the applicable provisions of the Company’s 2021 Equity Plan. The options vest in equal annual installments over a three-year period, expire after ten years, and are otherwise exercisable in accordance with the Company’s 2021 Equity Plan.
On May 18, 2021, Mr. DiIorio received a grant of 16,924 RSU’s with vesting terms as follows: 14,103 will vest on May 18, 2024, subject to continued service through the vesting date, and 2,281 vested on May 18, 2022. Settlement of the underlying shares of Common Stock occurs on the vesting date.
On May 18, 2021, Mr. DiIorio was also awarded 7,051 PSUs for the performance period ending December 31, 2022 and the units will vest on May 18, 2023 based upon the attainment of specified net revenue measure goals. The PSUs provide a scale of Common Stock to be issued based on the attainment of the performance goal during the performance period, pursuant to which Mr. DiIorio may earn between 0% of the "target" award (if the Company’s net revenue achieved with respect to such performance period is below the "target" performance goal) and 200% of the "target" award (if the performance level achieved with respect to such performance period equals or exceeds the maximum ceiling performance goals). Settlement of the underlying shares of Common Stock will occur following certification of the achievement of the specified performance goal. Although the certification process has not yet occurred, these PSU's are not expected to vest since the target performance objective for 2022 net revenue was not met.
On May 18, 2021 Mr. DiIorio received an additional 16,411 PSUs as a one-time special grant. The PSU’s could have been earned in two separate portions totaling 9,744 shares and 6,667 shares each upon the consummation of one of two specified customer sales agreements specifically associated with each portion on or before the expiration date of May 18, 2022, subject to continued service through such date. During 2022, the performance condition was met for the first portion but was not met for the second portion.

On May 17, 2022, Mr. DiIorio was granted options to purchase 59,984 shares of the Company’s Common Stock at the exercise price of $8.58 per share, which was the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the applicable provisions of the Company’s 2021 Equity Plan. The options vest in equal annual installments over a three-year period, expire after ten years, and are otherwise exercisable in accordance with the Company’s 2021 Equity Plan.

On May 17, 2022, Mr. DiIorio received a grant of 40,909 RSU’s which will vest on May 17, 2025, subject to continued service through the vesting date. Settlement of the underlying shares of Common Stock occurs on the vesting date.
On May 17, 2022, Mr. DiIorio was also awarded 20,455 PSUs for the performance period ending December 31, 2023 and the units will vest on May 17, 2024 based upon the attainment of a specified net revenue measure goal. The PSUs provide a scale of Common Stock to be issued based on the attainment of the performance goal during the performance period, pursuant to which Mr. DiIorio may earn between 0% of the "target" award (if the Company’s net revenue achieved with respect to such performance period is below the "threshold" performance goal), between 50% and 100% of the "target" award on a pro-rata basis (if the Company's net revenue achieved with respect to such performance period is between the "threshold" and the "target" performance goal) and between 100% and 250% of the "target" award (if the performance level achieved with respect to such performance period equals or exceeds the "target" performance goal). Settlement of the underlying shares of Common Stock will occur following certification of the achievement of the specified performance goal.

Equity Awards Granted to Ms. Lachance

On April 20, 2018, the Compensation Committee granted Ms. Lachance options to purchase 50,000 shares of the Company’s Common Stock at the exercise price of $2.70 per share. The options vest in equal annual installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On July 19, 2018, the Compensation Committee granted Ms. Lachance options to purchase 25,000 shares of the Company’s Common Stock at the exercise price of $3.36 per share. The options vest in equal annual installments over a three-year period, expire after five years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On May 15, 2019, the Compensation Committee granted Ms. Lachance options to purchase 40,000 shares of the Company’s Common Stock at the exercise price of $4.70 per share. The options vest in equal annual installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On May 20, 2020, Ms. Lachance was granted options to purchase 20,000 shares of the Company’s Common Stock at the exercise price of $11.07 per share. The options vest in equal annual installments over a three-year period, expire after ten years and are otherwise exercisable in accordance with the Company’s 2014 Equity Plan.

On February 9, 2021, Ms. Lachance was awarded 4,017 bonus shares of Common Stock as an annual incentive award in recognition of her individual performance in 2022.

On March 1, 2021, Ms. Lachance was awarded 50,000 RSUs that will vest on March 1, 2024 subject to her continued employment through the vesting date. Settlement of the underlying shares of Common Stock will occur on vesting date.

On May 18, 2021, Ms. Lachance was granted options to purchase a total of 61,843 shares of the Company’s Common Stock at the exercise price of $19.50 per share, which was the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the applicable provisions of the Company’s 2021 Equity Plan. The options vest in equal annual installments over a three-year period, expire after ten years, and are otherwise exercisable in accordance with the Company’s 2021 Equity Plan. Of the total amount of options granted, 50,000 options were attributable to her appointment as President, and 11,843 options were attributable to the annual equity granted to members of the executive team.
On May 18, 2021, Ms. Lachance received a grant of 10,898 RSUs that will vest as follows: 8,077 will vest on May 18, 2024, subject to continued service through the vesting date, and 2,821 vested on May 18, 2022. Settlement of the underlying shares of common stock occurs on the vesting date.

On May 18, 2021, Ms. Lachance was also awarded 4,038 PSUs for the performance period ending December 31, 2022 and the units will vest on May 18, 2023 based upon the attainment of specified net revenue measure goals. The PSUs provide a scale of Common Stock to be issued based on the attainment of the performance goal during the performance period, pursuant to which Ms. Lachance may earn between 0% of the “target” award (if the Company’s net revenue achieved with respect to such performance period is below the “target” performance goal) and 200% of the “target” award (if the performance level achieved with respect to such performance period equals or exceeds the maximum ceiling performance goals). Settlement of the underlying shares of Common Stock will occur following certification of the achievement of the specified performance goal. Although the certification process has not yet occurred, these PSU's are not expected to vest since the target performance objective for 2022 net revenue was not met.
On May 18, 2021 Ms. Lachance received an additional 16,411 PSUs as a one-time special grant. The PSUs could have been earned in two separate portions totaling 9,744 shares and 6,667 shares each upon the consummation of one of two specified customer sales agreements specifically associated with each portion on or before the settlement date of May 18, 2022, subject to continued service through such date. During 2022, the performance condition was met for the first portion but was not met for the second portion.

On May 17, 2022, Ms. Lachance was granted options to purchase 25,993 shares of the Company’s Common Stock at the exercise price of $8.58 per share, which was the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the applicable provisions of the Company’s 2021 Equity Plan. The options vest in equal annual installments over a three-year period, expire after ten years, and are otherwise exercisable in accordance with the Company’s 2021 Equity Plan.

On May 17, 2022, Ms. Lachance received a grant of 17,727 RSU’s which will vest on May 17, 2025, subject to continued service through the vesting date. Settlement of the underlying shares of Common Stock occurs on the vesting date.
On May 17, 2022, Ms. Lachance was also awarded 8,864 PSUs for the performance period ending December 31, 2023 and the units will vest on May 17, 2024 based upon the attainment of a specified net revenue measure goal. The PSUs provide a scale of Common Stock to be issued based on the attainment of the performance goal during the performance period, pursuant to which Ms. Lachance may earn between 0% of the "target" award (if the Company’s net revenue achieved with respect to such performance period is below the "threshold" performance goal), between 50% and 100% of the "target" award on a pro-rata basis (if the Company's net revenue achieved with respect to such performance period is between the "threshold" and the "target" performance goal) and between 100% and 250% of the "target" award (if the performance level achieved with respect to such performance period equals or exceeds the "target" performance goal).

Settlement of the underlying shares of Common Stock will occur following certification of the achievement of the specified performance goal.

Equity Awards Granted to Mr. Ruiz

In January of 2023, upon termination of his service as EVP and Chief Commercial Officer and in accordance with each award agreement, Mr. Ruiz forfeited all of his unvested option, RSU and PSU awards. Additionally, the expiration dates for his vested options were accelerated to 90 days from the termination date.

On July 19, 2018, the Compensation Committee granted Mr. Ruiz options to purchase 25,000 shares of the Company’s Common Stock at the exercise price of $3.36 per share. The options vested in equal annual installments over a three-year period, and will expire 90 days after his January 2023 termination date if not exercised.

On May 15, 2019, the Compensation Committee granted Mr. Ruiz options to purchase 40,000 shares of the Company’s Common Stock at the exercise price of $4.70 per share. The options vested in equal annual installments over a three-year period, and will expire 90 days after his January 2023 termination date if not exercised.

On May 20, 2020, Mr. Ruiz was granted options to purchase 20,000 shares of the Company’s Common Stock at the exercise price of $11.07 per share. The options vest in equal annual installments over a three-year period. In January 2023, upon Mr. Ruiz's termination, 6,666 of the shares were forfeited. The remaining 13,334 shares will expire 90 days after Mr. Ruiz's January 2023 termination if not exercised.

On February 9, 2021, Mr. Ruiz was awarded 2,678 bonus shares of common stock as an annual incentive award in recognition of his individual performance in 2020.

On May 18, 2021, Mr. Ruiz was granted options to purchase 9,134 shares of the Company’s Common Stock at the exercise price of $19.50 per share, which was the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the applicable provisions of the Company’s 2021 Equity Plan. The options vest in equal annual installments over a three-year period. In January 2023, upon Mr. Ruiz's termination, 6,089 of the shares were forfeited. The remaining 3,045 shares will expire 90 days after Mr. Ruiz's January 2023 termination if not exercised.
On May 18, 2021, Mr. Ruiz received a grant of 9,050 RSUs, 2,821 of which vested on May 18, 2022 and 6,229 of which would have vested on May 18, 2024 but were forfeited in January 2023.
On May 18, 2021, Mr. Ruiz was also awarded 3,115 PSUs for the performance period ending December 31, 2022 and the units would have vested on May 18, 2023 based upon the attainment of specified net revenue measure goals. The PSUs proved for a scale of Common Stock to be issued based on the attainment of the performance goal during the performance period, pursuant to which Mr. Ruiz could have earned between 0% of the “target” award (if the Company’s net revenue achieved with respect to such performance period is below the “target” performance goal) and 200% of the “target” award (if the performance level achieved with respect to such performance period equals or exceeds the maximum ceiling performance goals). Settlement of the underlying shares of Common Stock would have occurred following certification of the achievement of the specified performance goal. The PSUs were forfeited in January 2023.

On May 18, 2021 Mr. Ruiz received an additional 16,411 PSUs as a one-time special grant. The PSUs could have been earned in two separate portions totaling 9,744 shares and 6,667 shares each upon the consummation of one of two specified customer sales agreements specifically associated with each portion on or before the settlement date of May 18, 2022, subject to continued service through such date. During 2022, the performance condition was met for the first portion but was not met for the second portion.

On May 17, 2022, Mr. Ruiz was granted options to purchase 18,328 shares of the Company’s Common Stock at the exercise price of $8.58 per share, which was the fair market value of the Company’s Common Stock on the date of grant as determined in accordance with the applicable provisions of the Company’s 2021 Equity Plan. The options would have vested in equal annual installments over a three-year period but were forfeited in January 2023.

On May 17, 2022, Mr. Ruiz received a grant of 12,500 RSU’s which would have vested on May 17, 2025, subject to continued service through the vesting date but were forfeited in January 2023.
On May 17, 2022, Mr. Ruiz was also awarded 6,250 PSUs for the performance period ending December 31, 2023 and the units would have vested on May 17, 2024 based upon the attainment of a specified net revenue measure goal. The PSUs provided a scale of Common Stock to be issued based on the attainment of the performance goal during the performance period, pursuant to which Mr. Ruiz could have earned between 0% of the "target" award (if the Company’s net revenue achieved with respect to such performance period is below the "threshold" performance goal), between 50% and 100% of the "target" award on a pro-rata basis (if the Company's net revenue achieved with respect to such performance period is between the "threshold" and the "target" performance goal) and between 100% and 250% of the "target" award (if the performance level achieved with respect to such performance period equals or exceeds the "target" performance goal). The PSUs were forfeited in January 2023.

Employment Agreements
On May 24, 2021, the Company entered into First Amended and Restated Employment Agreements with each of Messrs. DiIorio, Ruiz, Steele and Ms. Lachance (the “Employment Agreements”), which govern the terms of each executive’s employment with the Company. Under the Employment Agreements, Messrs. DiIorio, Ruiz, Steele and Ms. Lachance are entitled to initial annual base salaries of $550,000, $275,000, $242,395 and $315,000, respectively, subject to an annual review for an increase at the discretion of the Company. Messrs. DiIorio, Ruiz, Steele and Ms. Lachance are also eligible to receive an annual performance-based bonus of up to 70%, 40%, 40% and 50%, or such other percentage as determined annually, respectively of their then-current base salary, based upon satisfaction of performance objectives to be developed by the Compensation Committee. Each executive is also eligible for additional discretionary bonuses based on the achievement of certain specified goals established by the Compensation Committee, as well as additional option or restricted stock grants as determined by the Compensation Committee. Under the Employment Agreements, each executive is entitled to expense reimbursement for business expenses incurred by such executive in the performance of his or her duties, and each executive is also eligible to participate in any group life insurance plan, group medical and/or dental plan, disability plans and other employee benefit plans, which are made available by the Company to its executives. Mr. DiIorio also has the right to use a Company-leased automobile.

Under the Employment Agreements, each executive is considered an “at will” employee, whereby such executive’s employment with the Company may be terminated at any time by either party. Each executive is subject to a two-year non-solicitation provision for soliciting customers or diverting business from the Company, a two-year non-competition provision for employment with or participation in a competitive business in the U.S., Canada, Mexico or other country in which the Company has conducted business and a two-year non-solicitation provision for soliciting employees. The Employment Agreements contain customary confidentiality, non-disparagement, protection of Company proprietary information, protection of Company intellectual property, and indemnification provisions applicable to the duration of the executive’s employment and thereafter.
Under the Employment Agreements, in the event the executive’s employment is terminated by reason of his or her death or permanent disability, such executive would be entitled to: (i) the unpaid base salary earned for services rendered through the date of termination (the “Accrued Base Salary”); (ii) any accrued but unpaid annual incentive compensation determined by the Compensation Committee, in its sole direction, to have been earned in respect of the immediately preceding calendar year (the “Accrued Bonus”) plus a pro rata portion, based on the date of termination, of the annual incentive compensation in respect of the current calendar year, assuming for these purposes that all performance targets have been met, contingent on funding of the bonus pool in respect of the current calendar year; (iii) unreimbursed expenses; and (iv) the limited death, disability, and/or income continuation benefits, if any, provided by the Company.
Under the Employment Agreements, in the event the executive’s employment is “involuntarily terminated” without “cause,” either alone or within six months prior to, or 12 months following, a “change of control” of the Company, such executive would be entitled to the following severance payments: (i) the Accrued Base Salary; (ii) the Accrued Bonus plus (x) in the case of an involuntary termination, a pro rata portion, based on the date of the termination, of the annual incentive compensation in respect of the current calendar year, assuming for these purposes that all performance targets have been met, contingent on funding of the bonus pool in respect of the current calendar year or (y) in the case of a termination in connection with a “change of control,” the entire annual incentive compensation in respect of the current calendar year, assuming for these purposes that all performance targets have been met; (iii) unreimbursed expenses; (iv) a lump sum cash severance payment in an amount equal to 12 months of such executive’s then current base salary or, in the case of a termination of Mr. DiIorio in connection with a “change of control,” 18 months of his then current base salary; and (v) continued COBRA coverage equal to the number of months used to calculate such executive’s lump sum cash severance payment. The payment of these severance amounts is contingent upon the executive’s compliance with certain restrictive covenants and his or her execution and delivery of an unconditional general release.
Under the Employment Agreements, in the event the executive’s employment is terminated for “cause,” such executive will be entitled to receive: (i) the Accrued Base Salary; (ii) the Accrued Bonus; and (iii) unreimbursed expenses.
For purposes of the Employment Agreements, a “change of control” means: (i) the sale of all or substantially all of the assets of the Company; (ii) the merger or recapitalization of the Company whereby the Company is not the surviving entity; or (iii) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) of fifty percent (50%) or more of the outstanding voting securities of the Company by any person, trust, entity or group.
For purposes of the Employment Agreements, an “involuntary termination” means the termination of the executive’s employment with the Company: (i) involuntarily upon such executive’s discharge or dismissal; or (ii) voluntarily or involuntarily, provided such termination occurs in connection with one of the following events without such executive’s written consent: (a) a change in such executive’s position with the Company which materially reduces his or her level of responsibility; (b) a material reduction in such executive’s compensation; (c) a material breach by the Company of the Employment Agreement, subject to a 15-day cure period; or (d) in the case of Mr. DiIorio, a change in his principal work location to a location outside of the metropolitan Boston area.
For purposes of the Employment Agreements, termination for “cause” means the involuntary termination of the executive’s employment with the Company for: (i) such executive’s willful misconduct or gross negligence which has a material adverse impact on the Company; (ii) such executive’s conviction or, or pleading guilty or nolo contendere to, a felony or any crime involving fraud; (iii) such executive’s breach of his or her fiduciary duties to the Company; (iv) such executive’s failure to attempt in good faith to perform his or her duties, subject to a 15-day cure period; and (v) any other material breach by such executive of the Employment Agreement or other Company policies, subject to a 15-day cure period.

Effective January 1, 2023, Ms. Lachance's and Mr. Steele's annual salaries were increased to $410,000 and $400,000, respectively. Mr. DiIorio's annual salary remained at $600,000, consistent with that for 2022. Additionally, the annual performance-based bonuses for Mr. DiIorio, Ms. Lachance and Mr. Steele for the year ending December 31, 2023 are up to 100%, 75% and 60%, respectively, of their current base salary.

Restricted Stock Unit, Performance Stock Unit and Option Agreements

Each of the named executive officers of the Company holds RSUs, PSUs and options, the terms of which are governed by applicable award agreements, unless otherwise modified by their respective employment agreements as described above. Under the terms of these agreements, in the event the grantee’s employment with the Company terminates prior the vesting of any RSUs, PSUs or options, such awards will be forfeited by the grantee and no benefits will be payable with respect to such forfeited awards. Notwithstanding the foregoing, in the event of a “change in control” (as defined in the agreements), the Compensation Committee will provide that any unvested RSUs or options will be assumed, or equivalent RSUs or options will be substituted (“Substitute Award”) by the acquiring or succeeding corporation (or an affiliate thereof), provided that the shares of stock issuable upon the payment of such Substitute Award constitute securities registered in accordance with the Securities Act of 1933, as amended, or such securities are exempt from such registration. In the alternative, if the securities issuable upon the payment of such Substitute Award will not meet the requirements in the preceding sentence or, in the case of unvested options, the holders of shares of Common Stock will receive cash in the transaction, then the grantee will receive upon consummation of the “change in control” transaction a cash payment for: (i) unvested RSUs surrendered equal to the fair market value of the consideration to be received for each share of Common Stock in the “change in control” transaction times the number of shares of Common Stock underlying the unvested RSUs; (ii) unvested options surrendered an amount equal to the difference between the fair market value of the consideration to be received for each share of Common Stock in the “change in control” transaction times the number of shares of Common Stock underlying the unvested options and the aggregate exercise price of the surrendered options. In the event of a “change of control” transaction, any outstanding PSUs will vest as if the target performance goal of the applicable performance measure was achieved on the effective date of the change of control.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2022 with respect to compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options and rights ( a ) (1)	Weighted Average Exercise Price of options and rights ( b ) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3) ( c )
Plan Category:
Equity compensation plans approved by security holders:
2014 Plan *	1,411,227	$4.80	—
2021 Plan	967,496	$7.55	808,799
Total	2,378,723	$5.92	808,799

* As of December 31, 2022, this plan is no longer in effect other than for stock options and rights that were previously granted and remain outstanding.
(1) This amount includes 659,197 shares of common stock issuable upon the vesting of certain restricted stock awards and performance-based restricted stock units and 1,719,526 shares of common stock issuable upon the exercise of vested stock option awards.
(2) Excludes RSUs and PSUs, which have no exercise price.
(3) Includes 2,500,000 shares authorized as part of our 2021 Annual Meeting of Stockholders held in May 2021, less 1,691,201 shares that were made available to certain employees, directors and others.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Executive Compensation.”

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for Non-PEO NEOs (3)	Average Compensation Actually Paid to Non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (5)	Net Income (6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2022	$1,547,367	$109,085	$821,176	$(5,465)	$46.22	$18,000
2021	$1,720,360	$1,244,800	$1,681,464	$1,448,239	$90.68	$1,420,000

(1)    The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. DiIorio (the Company's Chief Executive Officer and Principal Executive Officer ("PEO")) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Summary Compensation Table.”

(2)    The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. DiIorio, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. DiIorio during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. DiIorio's total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (a)	Equity Award Adjustments (b)	Compensation Actually Paid to PEO
2022	$1,547,367	$(741,102)	$(697,180)	$109,085
2021	$1,720,360	$(1,075,175)	$599,615	$1,244,800

(a)    The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b)    The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$751,761	$(989,510)	$—	$(345,892)	$(113,539)	$—	$(697,180)
2021	$799,331	$(307,717)	$149,995	$(41,994)	$—	$—	$599,615

(3)    The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. DiIorio, who has served as our CEO since 2017) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. DiIorio) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Ms. Lachance and Mr. Ruiz; and (ii) for 2021, Ms. Lachance and Mr. Steele.

(4)    The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. DiIorio), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. DiIorio) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. DiIorio) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$821,176	$(273,795)	$(552,846)	$(5,465)
2021	$1,681,464	$(1,352,027)	$1,118,802	$1,448,239

(a) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$244,256	$(415,176)	$—	$(268,387)	$(113,539)	$—	$(552,846)
2021	$1,141,204	$(123,821)	$62,498	$38,921	$—	$—	$1,118,802

(5)    Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)    The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, the amount of compensation actually paid to Mr. DiIorio and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. DiIorio) is aligned with the Company’s cumulative TSR over the two years presented in the table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to Mr. DiIorio and to the other NEOs is comprised of equity awards.

Compensation Actually Paid vs. TSR
Compensation Actually Paid
Company TSR
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$—
$120
$100
$80
$60
$40
$20
$—
$1,244,800
$1,448,239
$91
$46
$109,085
$(5,465)
2021
2022
PEO
Average for Non-PEO NEOs
TSR

Compensation Actually Paid and Net Income

As demonstrated by the following table, the amount of compensation actually paid to Mr. DiIorio and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. DiIorio) is generally aligned with the Company’s net income over the two years presented in the table.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid
Net Income
$1,600,000
$1,400,000
$1,200,000
$1,000,000
$800,000
$600,000
$400,000
$200,000
$—
$1,448,239
$1,244,800
$109,085
$(5,465)
2021
2022
PEO
Average for Non-PEO NEOs
Net Income

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of March 20, 2023, in each case, including shares of Common Stock which may be acquired by such persons within 60 days of such date, by:

•each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;

•each of the Company’s named executive officers, directors and nominees; and

•all of the Company’s current executive officers and directors as a group.

Name of Beneficial Owners	Number of Shares	Percent**
AWM Investment Company, Inc. (1)	2,000,000	9.6%
Christopher Sansone/Sansone Advisors, LLC (2)	1,762,196	8.4%
Acuitas Investments, LLC (3)	1,154,308	5.5%
Richard DiIorio (4)	718,278	3.4%
Scott Shuda/Meridian OHC Partners, LP (5)	571,118	2.7%
Carrie Lachance (6)	306,169	1.5%
R. Rimmy Malhotra/Nicoya Capital LLC (7)	245,799	1.2%
Paul Gendron (8)	135,000	*
Gregg Lehman (9)	75,346	*
Thomas Ruiz (10)	49,272	*
Ralph Boyd (11)	27,000	*
All directors and officers as a group (11 individuals) (12)	4,066,631	18.5%

* Less than 1%
** Based on 20,894,249 shares of Common Stock outstanding as of March 20, 2023. Shares of Common Stock subject to options held by any person that are currently exercisable or are exercisable within 60 days after March 20, 2023 or RSUs or PSUs that will settle (or can settle) within 60 days after March 21, 2022 are deemed outstanding for purposes of computing the percentage ownership of such person but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(1)Based solely on a review of Schedule 13G/A filed on February 14, 2023 by AWM Investment Company, Inc. (“AWM”), which is the investment advisor to Special Situations Life Sciences Fund, L.P. (“SSLS”). The aggregate number of shares beneficially held by these entities is 2,000,000. The business address of AWM is 527 Madison Avenue, Suite 2600, New York, New York 10022.

(2)Sansone Advisors, LLC, Sansone Capital Management, LLC and Christopher Sansone, which each have shared voting and dispositive power over 1,637,196 shares of Common Stock, and Sansone Partners, LP and Sansone Partners (QP), LP, which have shared voting and dispositive power over 1,612,196 shares of Common Stock. The reported securities may also be deemed to be indirectly beneficially owned by Mr. Christopher Sansone as the managing member of the investment manager and the general partner of these limited partnerships. Accordingly, Mr. Sansone holds voting and dispositive power over 1,637,196 shares of Common Stock held by Sansone Advisors, LLC, 25,000 shares held directly and 100,000 shares of Common Stock that may be acquired by Mr. Sansone upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2023. The address for each party is 151 Bodman Place, Suite 100, Red Bank, New Jersey 07701
(3)Based solely on a review of Schedule 13G filed on January 12, 2023 by Acuitas Investments, LLC. The business address of Acuitas Investments, LLC is 520 Pike Street, Suite 1221, Seattle, Washington 98101.

(4)Represents 327,827 shares of Common Stock held directly and 391,451 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2023.

(5)Based solely on a review of Schedule 13D/A filed on March 28, 2023 by Meridian OHC Partners, LP. ("Meridian"), Meridian TSV II, LP ("Meridian TSV"), TSV Investment Partners, LLC ("TSV"), BlueLine Capital Partners II, LP ("Blue Line Capital") and Blue Line Partners, LLC ("Blue Line"). The aggregate number of shares beneficially held by these entities is 340,624. Mr. Shuda also owns 90,494 shares of Common Stock. Mr. Shuda serves as the Managing Director of TSV, which is the sole general partner of Meridian. Accordingly, Mr. Shuda holds voting and dispositive power over 431,118 shares of Common Stock and 140,000 shares of Common Stock that may be acquired by Mr. Shuda upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2023. The business address of Meridian is 425 Weed Street, New Canaan, Connecticut 06840.

(6)Represents 127,939 shares of Common Stock held directly and 178,230 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2023.

(7)Represents 222,574 shares directly owned by Nicoya Fund, LLC and 23,225 shares owned by Mr. Malhotra. Mr. Malhotra serves as the managing director of Nicoya Capital, LLC which is the managing member of Nicoya Fund, LLC. Accordingly, Mr. Malhotra holds voting and dispositive power over 245,799 shares of Common Stock.

(8)Represents 60,000 shares of Common Stock held directly and 75,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2023.
(9)Represents 346 shares of Common Stock held directly and 75,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2023.

(10)Based solely on company records and represents 32,893 shares of Common Stock held directly and 16,379 shares that may be acquired upon the exercise of options that are currently exercisable.

(11)Represents 2,000 shares of Common Stock held directly and 25,000 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2023.

(12)Represents 755,986 shares of Common Stock held directly, 2,175,394 shares held indirectly, 1,125,507 shares that may be acquired upon the exercise of options that are currently exercisable or will become exercisable within 60 days of March 20, 2023, and 9,744 RSUs that will become vested within 60 days of March 20, 2023. Business address for each of the directors and executive officers is c/o InfuSystem Holdings, Inc., 3851 W. Hamlin Road Rochester Hills, Michigan 48309.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company's Board of Directors and Audit Committee are responsible for reviewing and approving all transactions involving the Company and "related parties" (generally, directors, executive officers and stockholders owning five percent or greater of the Company's outstanding stock and their immediate family members). The Board of Directors and Audit Committee approve all related party transactions in advance. The Board of Directors and Audit Committee consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Board of Directors or the Audit Committee will participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The Board of Directors and Audit Committee will approve only those related party transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined in good faith. The Board of Directors and Audit Committee will review all related party transactions annually to determine whether it continues to be in the Company's best interests.

Related Party Transactions

The Company does not have any related party transactions required to be reported under Item 404(d) of Regulation S-K.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2022. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

The Audit Committee oversees the financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, accounting principles and internal controls as well as preparation of the Company’s consolidated financial statements.

In fulfilling its responsibilities, the Audit Committee appointed independent registered public accounting firm BDO USA, LLP (the “Auditor”) for the fiscal year ended December 31, 2022. The Audit Committee reviewed and discussed with the Auditor the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed the Company’s audited consolidated financial statements and the adequacy of the Company’s internal controls with management and with the Auditor. The Audit Committee met with the Auditor, without management present, to discuss the results of the Auditor’s audits and the overall quality of the Company’s financial reporting.

The Audit Committee monitored the independence and performance of the Auditor, as well as discussed with the Auditor the matters required to be discussed by applicable rules of the Public Company Accounting Oversight Board, or PCAOB. The Auditor has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the Auditor’s communications with the Audit Committee regarding independence and the Audit Committee has discussed the Auditors’ independence with the Auditor and management. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC.

The Audit Committee has the sole authority to appoint the independent registered public accounting firm. As discussed in Proposal 5, the Audit Committee has determined that it is in the best interests of the Company and its stockholders to recommend that the Board of Directors ask the stockholders, at the Annual Meeting, to ratify the appointment of the Auditor as its independent registered public accounting firm for the fiscal year ending December 31, 2023.

The Audit Committee

Paul Gendron, Chairman
Gregg Lehman
Christopher Sansone

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2022 and 2021 by BDO USA, LLP (“BDO”), the Company’s current independent registered public accounting firm.

Audit Fees

There were $1,074,047 and $549,304 in audit fees billed by BDO for the fiscal years ended December 31, 2022 and 2021, respectively. The 2023 audit fees included an amount for the Company's first audit of internal controls over final reporting. These fees were for professional services rendered for audits of the annual consolidated financial statements for the years ended December 31, 2022 and 2021 and for reviews of the Company’s quarterly reports on Form 10-Q and proxy statement.

Audit-Related Fees

There were $28,263 and $27,353 in 401(k) audit-related fees for the fiscal years ended December 31, 2022 and 2021, respectively. Additionally, there were $25,180 of audit-related fees for internal controls services outside the scope of the audit of the annual consolidated financial statements for the fiscal year ended December 31, 2021.

All Other Fees

There were no other fees for the fiscal years ended December 31, 2022 and 2021.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and set of procedures for pre-approving all audit and non-audit services to be performed by the Company’s independent registered public accounting firm. The policy requires pre-approval of all services rendered by the Company’s independent registered public accounting firm either as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on a case-by-case basis. All of the audit and non-audit services described herein were pre-approved by the Audit Committee.

The services provided for 2022 and 2021 were for audit services and audit-related services as described above.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL STOCKHOLDERS MEETING

Stockholder proposals to be considered for inclusion in the Company’s proxy statement and proxy card for the 2024 Annual Stockholders Meeting pursuant to Rule 14a-8 under the Exchange Act must be received by the Company’s Secretary at the Company’s principal executive offices located at 3851 Hamlin Road, Rochester Hills, Michigan 48309 no later than December 12, 2023.

Stockholder proposals that are not made pursuant to Rule 14a-8 must comply with the advance notice provisions contained in the Company’s Amended and Restated Bylaws, which provide that such proposals must be submitted in writing to the Company’s Secretary at the Company’s principal executive offices located at 3851 Hamlin Road, Rochester Hills, Michigan 48309 no earlier than 90 days (February 16, 2024) and no later than 60 days (March 17, 2024) prior to the anniversary date of the 2023 Annual Meeting or they will be considered untimely.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company stockholders. This delivery method is referred to as “house-holding” and can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Proxy Services, C/O Computershare Investor Services, P.O. Box 43101, Providence, RI 02040-5067 (regular mail), Computershare Investor Services, 150 Royall Street, Suite 101, Canton, MA 02021 (Overnight mail); or by telephone at 1-800-522-6645. If your stock is held through a broker, bank or other nominee and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker, bank or other nominee. Conversely, multiple stockholders sharing a single address may request delivery of a single copy of proxy statements or annual reports in the future by contacting, in the case of registered stockholders, Proxy Services, C/O Computershare Investor Services, P.O. Box 43101, Providence, RI 02040-5067 (regular mail), Computershare Investor Services, 150 Royall Street, Suite 101, Canton, MA 02021 (overnight mail); or by telephone at 1-800-522-6645, or, in the case of stockholders holding their stock though a broker, bank or other nominee, by contacting such broker, bank or other nominee.

GENERAL

Management does not intend to bring any business before the Annual Meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote on these other matters in their discretion, subject to compliance with Rule 14a-4(c) under the Exchange Act.

A copy of the Company’s most recent Annual Report on Form 10-K and Code of Business Conduct and Ethics Policy is available on the "Governance" page of the Company’s website at www.infusystem.com or can be made available without charge upon written request to: InfuSystem Holdings, Inc. 3851 W. Hamlin Road, Rochester Hills, Michigan 48309, Attn: Corporate Secretary.

OTHER INFORMATION

Proxies are being solicited by our Board of Directors. We will bear the costs of the solicitation of the proxies on behalf of the Board of Directors. Our directors, officers or employees may solicit proxies in person, or by mail, telephone, facsimile or electronic transmission. The costs associated with the solicitation of proxies will include the cost of preparing, printing, and mailing this proxy statement, the notice and any other information we send to stockholders. In addition, we must pay banks, brokers, custodians and other persons representing beneficial owners of shares held in street name certain fees associated with:

•Forwarding printed proxy materials by mail to beneficial owners; and

•Obtaining beneficial owners’ voting instructions.

If you choose to access the proxy materials and/or vote on the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

If you have any questions, require assistance with voting your proxy card, or need additional copies of proxy materials, please contact:

(Regular Mail)
Proxy Services
C/O Computershare Investor Services
P.O. BOX 43101
Providence, RI 02040-5067

(Overnight Mail)
Computershare Investor Services
150 Royall Street
Suite 101
Canton, MA 02021
Stockholders Call Toll-Free at: +1 (800) 522-6645

BY ORDER OF THE BOARD OF DIRECTORS

Jeanie Latz
Corporate Secretary
InfuSystem Holdings, Inc.

Appendix A

FIRST AMENDMENT
TO THE
INFUSYSTEM HOLDINGS, INC.
2021 EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT to the InfuSystem Holdings, Inc. 2021 Equity Incentive Plan (the "Plan") was adopted by the Board of Directors (the “Board”) on February 15, 2023 and approved by the stockholders of InfuSystem Holdings, Inc. (the “Company”) on May 16, 2023.

WHEREAS, the Company maintains the Plan to (i) attract and retain the types of employees, consultant and directors who will contribute to the Company’s long range success; (ii) provide incentives that align the interests of employees, consultant and directors with those of the stockholders of the Company; and (iii) promote the success of the Company’s business;

WHEREAS, pursuant to Section 17 of the Plan, the Board may amend the Plan subject to stockholder approval as required; and

WHEREAS, the Board desires to amend the Plan to increase the number of shares of the Company’s common stock available for the granting of awards under Section 5 of the Plan.

NOW, THEREFORE, the Board hereby amends the Plan, effective upon the date of stockholder approval, as follows:

1.Section 5.1 of the Plan is hereby deleted in its entirety and replaced with the following:

5.1. Total Share Reserve. Subject to adjustment in accordance with Section 15, no more than five million (5,000,000) shares of Common Stock plus the number of shares of Common Stock underlying any award granted under the InfuSystem Holdings, Inc. 2014 Equity Plan that expires, terminates or is canceled or forfeited under the terms of the InfuSystem Holdings, Inc. 2014 Equity Plan shall be available for the grant of Awards under the Plan (the "Total Share Reserve"). Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.

2.Except as otherwise provided in this First Amendment, the provisions of the Plan remain in full force and effect and are hereby ratified and confirmed.

Appendix B

INFUSYSTEM HOLDINGS, INC.
2023 EMPLOYEE STOCK PURCHASE PLAN

Article 1. Purpose

The purpose of the InfuSystem Holdings, Inc. 2023 Employee Stock Purchase Plan (the “Plan”) is to provide employees of InfuSystem Holdings, Inc. (the “Company”) and its Affiliates with an opportunity to become owners of the Company by purchasing shares of the Company’s common stock through payroll deductions. This Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of this Plan shall be construed accordingly.

Article 2. Definitions

Whenever used in this Plan, the following terms have the meanings set forth below:

“Administrator” means the Compensation Committee of the Board of Directors of the Company or any other committee designated by the Board of Directors of the Company to administer this Plan.

“Affiliate” means a “related corporation,” within the meaning of Treasury Regulation section 1.421-1 (or any successor rule), with respect to the Company.

“Beneficiary” means an individual designated by a Participant, in accordance with procedures authorized by the Administrator, who may become entitled to rights under Plan in the event of the Participant’s death; provided that for any Participant who is married at the time of their death, such Participant’s spouse shall be deemed to be the Beneficiary unless the spouse has consented to the Participant’s designation of another individual as Beneficiary in a form acceptable to the Administrator.

“Code” means the Internal Revenue Code of 1986, as amended. References to sections of the Code include references to the applicable regulations and authoritative rules and interpretations thereunder and any such successor statutes, regulations, rules and interpretations.

“Common Stock” means the common stock of the Company.

“Company” means InfuSystem Holdings, Inc., a Delaware corporation.

“Eligible Employee” means any individual who is an employee (within the meaning of Code section 3401(c)) of the Company or any of its Affiliates as may exist from time to time; provided that only Eligible Employees who meet the requirements of Article 3 are eligible to participate in a particular Offering under this Plan.

“Fair Market Value” means the fair market value of the Common Stock, which, as of any date, will be determined by the Administrator as follows: (i) if the Common Stock is listed on any established stock exchange or a national market system, Fair Market Value is the closing sales price for one share of such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the last day the Common Stock is open for trading prior to the date of determination; or (ii) in the absence of an established market for the Common Stock, Fair Market Value will be determined in good faith by the Administrator applying a reasonable method in a reasonable manner.

“Grant Date” means, with respect to an Offering, the first date of the Offering Period as designated by the Administrator, provided that the maximum number of shares of Common Stock that may be acquired by any Eligible Employee under such Offering will have been established as of such date.

“Offering” means an offer of purchase rights as to shares of Common Stock under this Plan exercisable on one or more designated Purchase Dates during the related Offering Period on terms set by the Administrator consistent with this Plan and Code section 423, including as contemplated by Article 4. The Administrator may designate separate Offerings under this Plan in which Eligible Employees of one or more Participating Employers may participate (the terms of which need not be identical), and the provisions of this Plan will separately apply to each such Offering, regardless of whether the Offerings have overlapping, non-overlapping or identical Offering Periods.

“Offering Period” means a period, designated by the Administrator in connection with an Offering, that begins on the Grant Date of an Offering and ends on the last Purchase Date of the Offering.

“Participant” means, with respect to an Offering, an Eligible Employee who has duly enrolled in such Offering.

“Participating Employer” means, with respect to an Offering, the Company and, if applicable, any Affiliate that has been designated by the Administrator to participate in the Offering.

“Plan” means this InfuSystem 2023 Employee Stock Purchase Plan, as it may be amended from time to time.

“Purchase Date” means, with respect to an Offering, a date designated by the Administrator for the exercise of purchase rights granted under the Offering. A single Offering may have more than one Purchase Date.

“Purchase Price” means, except as provided below, with respect to the purchase of one share of Common Stock in connection with an Offering, an amount equal to the lesser of (i) 85% of the Fair Market Value of one share of Common Stock as of the Grant Date of the applicable Offering or (ii) 85% of the Fair Market Value of one share of Common Stock as of the Purchase Date. Notwithstanding the foregoing, the Administrator may establish for any Offering, prior to the Grant Date, that the Purchase Price will be determined in another manner that is permitted under Code section 423.

Article 3. Eligibility

Unless otherwise determined by the Administrator for an Offering in accordance with Code section 423, each Eligible Employee who is employed by the Company or another Participating Employer as of the Grant Date of an Offering shall be eligible to participate in such Offering under this Plan, subject to any applicable exclusion under this Article 3.

a.Service Requirement. No individual is eligible to participate in an offering unless such an individual has completed at least one (1) month of continuous service with a Participating Employer before the Grant Date of the Offering, measured from the individual’s most recent hire date.

b.Part-time Employee Exclusion. No individual who customarily works for a Participating Employer for fewer than twenty (20) hours per week as of the Grant Date of an Offering will be eligible to participate in the Offering.

c.Seasonal Employee Exclusion. No individual who customarily works for a Participating Employer for fewer than five (5) months in any calendar year as of the Grant Date of an Offering will be eligible to participate in the Offering.

d.Highly Compensated Employee Exclusion. The Administrator may exclude from participation in this Plan or any Offering those otherwise Eligible Employees who are “highly compensated employees” of the Company or another Participating Employer (within the meaning of Code section 414(q)) or a sub-set of such highly compensated employees.

e.Non-US Employee Exclusion. The Administrator may exclude from any Offering those otherwise Eligible Employees who are citizens or residents of a non-U. S. jurisdiction (even if they are also citizens or resident aliens of the United States) upon making a determination that such exclusion is permissible under Treasury Regulation section 1.423-2(e)(3) (or any successor rule).

f.Five Percent (5%) Owner Exclusion. No individual will be granted a purchase right under this Plan if, immediately after the grant, the individual would own or possess outstanding options to purchase capital stock of the Company (or any parent or subsidiary of the Company) that, when taken together, represent five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company (or such parent or subsidiary), taking into account the share ownership and/or option rights of any person whose stock holdings are attributable to such individual under Code section 424(d).

g.Annual $25,000 Accrual Limit Exclusion. No individual will be granted a purchase right under an Offering if doing so would cause the individual’s rights to purchase stock under all “employee stock purchase plans” (as defined in Code section 423) of the Company or its Affiliates to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such purchase right would be outstanding at any time.

Article 4. Offering Periods

Unless otherwise determined by the Administrator, the Offering Periods under this Plan will run in consecutive periods of approximately six (6) months, but not exceeding twelve (12) months, beginning on or about October 1, 2023. Notwithstanding the foregoing, the Administrator may deviate from the foregoing schedule with respect to one or more Offerings, cancel any such Offering, and/or establish additional Offerings over other Offering Periods in accordance with Code section 423.

Article 5. Participation and Contribution Elections

An Eligible Employee may elect to participate in an Offering by notifying the Administrator, in such form and in accordance with such procedures as are authorized by the Administrator, of the Eligible Employee’s intention to participate in the Offering and authorizing payroll deductions during the Offering Period. Elections must be received and accepted by the Administrator prior to the Grant Date (or by such earlier deadline established by the Administrator). Unless otherwise determined by the Administrator in accordance with Code section 423, participation in an Offering will be administered in accordance with the provisions of this Article 5.

a.Payroll Deductions. Contribution by payroll deduction will be the sole means for Participants to contribute funds to this Plan for the exercise of their purchase rights; provided that the Administrator may permit a Participant to make direct payment contributions consistent with the Participant’s contribution election during an unpaid leave of absence during an Offering Period. Payroll deductions will be applied on an after-tax basis for each pay period beginning with the first full pay period following the Offering Date and ending with the last full pay period that ends on or prior to the last Purchase Date of the Offering, subject to the Participant’s withdrawal under Article 8.

b.Participant Accounts. All payroll deductions (or other authorized contributions) will be credited to a bookkeeping account maintained on behalf of the Participant under this Plan. No interest will accrue with respect to such accounts. All payroll deductions (or other authorized contributions) credited to a Participant’s account under this Plan will be deposited with the general funds of the Company or other Participating Employer and may be used by the Company or other Participating Employer for any corporate purpose; neither the Company nor any Participating Employer shall have any obligation to segregate payroll deductions (or other authorized contributions).

c.Contribution Elections. Participants may elect the level of contribution, in accordance with procedures authorized by the Administrator, subject to any applicable restrictions under this Plan and for the Offering. Participants may elect to have deductions made for each pay period that are no less than twenty dollars ($20) and no more than one thousand dollars ($1,000). The Administrator may establish different minimum and maximum contribution amounts consistent with the requirements of Code section 423.

d.Contribution Election Changes. Participants may change the amount, as applicable, of their payroll deduction contribution elections on a prospective basis at any time, in accordance with procedures authorized by the Administrator; provided that any minimum or maximum level of contribution applicable to the Offering will continue to apply. Duly elected changes will become effective as soon as administratively practicable but in no case later than the second full pay period following the Administrator’s receipt of the completed change election. Notwithstanding the foregoing, the Administrator may, at any time, limit the number of contribution election changes that Participants may make during any Offering Period on a prospective basis.

e.Automatic Renewal of Participant Elections. Eligible Employee elections to participate in any of the consecutive Offerings described in Article 4 will automatically renew for each subsequent Offering in the series of such consecutive successive Offerings at the contribution election level in effect on the Grant Date of the subsequent Offering; provided that such automatic renewal will be suspended upon a Participant’s withdrawal from any of the Offerings and only resume if the Participant thereafter elects to participate in such Offerings.

f.Suspension of Contributions. The Administrator may suspend a Participant's payroll deduction contributions to the extent and for so long as it determines that any additional contributions would likely be returned to the Participant under Article 10 as a result of exceeding any of the limitations under Article 7.

Article 6. Grant of Purchase Rights

Each Participant in an Offering will be treated as having been granted an option on the Grant Date to purchase on an applicable Purchase Date a number of shares of Common Stock determined by dividing the balance of the Participant's Plan account as of the Purchase Date by the Purchase Price for the Offering (rounded down to the nearest whole share), subject to the limitations of Article 7. To the extent not exercised, such option grants expire at the end of the Offering Period.

Article 7. Offering Limitations

No purchase right will accrue or be treated as granted to any Participant under this Plan with respect to the purchase of any shares of Common Stock that would be subject to a limitation in this Article 7.

a.Annual Twenty-Five Thousand Dollar ($25,000) Accrual Limit. The number of shares of Common Stock that may be purchased under this Plan for a Participant on any Purchase Date will be reduced to the extent required to comply with the $25,000 limitation imposed under Code section 423(b)(8) on the accrual of employee stock purchase plan purchase rights within a calendar year.

b.Maximum Shares per Offering. Unless otherwise established by the Administrator prior to the Grant Date, the maximum number of shares of Common Stock that may be purchased on behalf of any Participant with respect to a single Offering will be five thousand (5,000) (subject to any adjustment under Article14).

c.Share Reserve Limit. The number of shares of Common Stock that may be purchased under this Plan for a Participant on any Purchase Date will be reduced as provided in Article 10(b) if required so as not to exceed the limitation on shares of Common Stock available for purchase under this Plan in Article 15 (subject to any adjustment under Article 13).

d.Other Limitations. The Administrator may impose any additional limitation on the purchase rights granted to Participants under a particular Offering, on a uniform and nondiscriminatory basis or as otherwise may be in accordance with Code section 423.

Article 8. Withdrawal

A Participant may withdraw from any Offering at any time, in accordance with procedures authorized by the Administrator.

a.Cessation of Participation. Upon the Administrator’s receipt of an individual’s duly made election to withdraw from an Offering no later than fifteen (15) days before the Purchase Date, the individual will cease to be a Participant with respect to the Offering, any unexercised purchase rights of the individual relating to the Offering will automatically be cancelled and of no further force and effect, and all payroll deduction contributions of the individual relating to the Offering will cease. Such individuals’ sole right under this Plan with respect to the Offering will be to receive, as soon as administratively practicable, a payment equal to the amount of the individual’s Plan account balance relating to the Offering.

b.Effect of Withdrawal. An individual’s withdrawal from an Offering will have no effect upon the individual’s eligibility to participate in any other Offering under this Plan or in any other benefit plan or program of a Participating Employer. An individual who withdraws from an Offering will not be deemed to have elected to participate in any subsequent Offering under any automatic renewal or similar feature under this Plan.

c.Coordination with 401(k) Plan. In the event a Participant, who is also a participant in a 401(k) plan maintained by the Company or another Participating Employer, receives a hardship distribution under such a 401(k) plan and has a cash balance in his or her account under this Plan which has not already been applied to the purchase of Common Stock at the time the Participant receives such a hardship distribution, such cash balance shall be returned to the Participant as soon as administratively practicable.

Article 9. Termination of Employment

Upon a Participant’s termination of employment by a Participating Employer during an Offering Period, the Participant will be deemed to have elected to withdraw from the Offering pursuant to Article 8 as of the termination date. For this purpose, (i) an employment transfer from one Participating Employer to another Participating Employer in the same Offering will not be treated as a termination of employment, and (ii) a leave of absence exceeding 90 days will be treated as a termination of employment.

a.Death of Participant during Offering Period. If a Participant dies during an Offering Period, the Participant will be deemed to have elected to withdraw from the Offering pursuant to Article 8 as of the date of death, and any payments required under this Article 9(a) will be made to the Participant’s Beneficiary or, if there is no Beneficiary, to the Participant’s estate.

Article 10. Exercise of Purchase Right

Unless otherwise established by the Administrator for an Offering, on the designated Purchase Date(s) of each Offering, the purchase rights granted to each Participant in the Offering will be automatically exercised in full in accordance with Article 6 (subject to the limitations of Article 7) and the provisions of this Article 10. Each Participant’s Plan account will be reduced by the amount used to exercise the Participant’s purchase rights.

a.Unused Account Balance. Any balance remaining in a Participant’s Plan account after the purchase of the maximum number of shares of Common Stock on the last Purchase Date of an Offering, including any amounts remaining due to the application of any limitation under Article 7 and any amount that is insufficient to purchase a whole share of Common Stock, will be returned to the Participant promptly after the Purchase Date.

b.Allocation of Limited Shares. If purchase rights being exercised on a Purchase Date are reduced so as not to exceed the maximum number of shares of Common Stock that may be made available under this Plan or another limitation on the total number of shares of Common Stock made available for an Offering pursuant to Article 7(c) or 7(d), respectively, the Administrator will make a pro rata allocation of the shares available for purchase on such Purchase Date, in as uniform and equitable manner as it deems practicable, among all Participants whose purchase rights are being exercised on the Purchase Date.

Article 11. Issuance of Shares

As soon as administratively practicable after each Purchase Date on which a purchase of shares of Common Stock occurs, the Company will arrange for issuance of the purchased shares to participating Participants, in accordance with procedures authorized by the Administrator, subject to the provisions of this Article 11.

a.Conditions. No shares of Common Stock will be issued under this Plan unless the issuance of such shares, in the determination of the Administrator, complies with all applicable provisions of law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the shares may then be listed. As a condition to the issuance of shares of Common Stock under this Plan, the Company may require any recipient of shares issued under this Plan to make such representations and warranties as may be required in the opinion of counsel for the Company.

b.Transfer of Shares. The transfer of shares of Common Stock upon exercise of purchase rights under this Plan will be effectuated in such manner as determined by the Administrator, which may include an appropriate entry on the books of the Company, the issuance of certificates (bearing such legends as the Administrator deems necessary or desirable), and/or other appropriate means. The Administrator may require that shares issued to an individual under this Plan be deposited directly with a designated broker or designated agent of the Company, be retained with such broker or agent for a designated period of time and be subject to additional measures to facilitate the Administrator’s tracking of disqualifying dispositions of such shares.

c.Mandatory Holding Period for Shares of Common Stock. Notwithstanding anything in this Plan to the contrary and other than to satisfy withholding tax obligations in accordance with Article 12, unless the Administrator otherwise determines, a Participant may not lend, offer, pledge, sell, contract to sell, sell or grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock acquired under this Plan (in any case, a “Transfer”) before the expiration of the period beginning on and including the Purchase Date on which such shares of Common Stock were acquired under this Plan and ending on the first date that is at least two (2) years from the Grant Date and at least one (1) year from the Purchase Date. Any Transfer of shares of Common Stock in violation of this Article 11(c) will be null and void. The Company will not be required to (i) recognize on its books any Transfer in violation of this Article 11(c) or (ii) treat as owner of a share of Common Stock any purchaser or other transferee to whom a share of Common Stock has been Transferred in violation of this Article 11(c). To ensure compliance with the requirements of this Article 11(c), the Company may issue “stop transfer” instructions to its transfer agent, if any, or make notations to the same effect in its records, in each case, as the Company determines to be necessary or appropriate.

d.Right as Shareholder. No individual will have any voting, dividend or other shareholder rights with respect to any shares of Common Stock made available under this Plan unless and until such time as the shares are issued to the individual.

e.Death of Participant prior to Delivery. If a Participant dies after the exercise of the Participant’s purchase rights but before issuance of the purchased shares of Common Stock, the shares will be issued to the Beneficiary of the

Participant or, if there is no Beneficiary, to the Participant’s estate in accordance with the provisions of this Article 11.

Article 12. Withholding

By electing to participate in this Plan, Participants agree to make adequate provision for the Company’s or Participating Employer’s federal, state, local or other tax withholding obligations, if any, which arise in connection with the purchase rights granted and/or shares of Common Stock issued under this Plan, whenever such obligation may arise. Such measures may include, at the discretion of the Administrator to the fullest extent permitted under applicable law, increased withholding by the Company or a Participating Employer from a Participant’s wages or offsets from other compensation owed to the Participant, cash payments by the Participant to the Company or another Participating Employer, or the forced sale of a portion of the Common Stock issued to the Participant under this Plan.

Article 13. Adjustments

If the Administrator determines it is necessary or advisable to prevent dilution or enlargement of the benefits intended to be made available under this Plan in connection with a recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock (or such other change in the corporate structure of the Company that materially affects the Common Stock), the Administrator will adjust, to the extent and in such manner as the Administrator deems equitable, any of the following: (i) the number and class of Common Stock that may be purchased under this Plan, (ii) the Purchase Price formula for one or more Offerings, (iii) the number of shares of Common Stock covered by outstanding purchase rights or (iv) the limits of Articles 7(b), 7(c) and 15.

Article 14. Corporate Events

In the event of a proposed merger, consolidation, acquisition of property or stock, separation, reorganization, dissolution or liquidation of the Company, the Administrator has the discretion, without limitation, to: (i) shorten the Offering Period of any Offering then ongoing and, if needed, establish a new Purchase Date at the end thereof for the exercise of all purchase rights relating thereto; provided that the Administrator will make reasonable efforts to provide sufficient advance notice to allow Participants the opportunity to withdraw from the Offering prior to the Purchase Date; (ii) cancel any Offering then in progress and pay to each Participant an amount equal to Participant’s Plan account balance relating to the Offering in full satisfaction of the Participants’ rights with respect thereto; (iii) provide that, with effect immediately prior to the corporate event, any relevant surviving corporation will assume the responsibility for outstanding purchase rights granted under this Plan, or make a new grant as a substitute for such outstanding purchase rights, in accordance with Treasury Regulation section 1.424-1(a) (or any successor rule).

Article 15. Shares of Common Stock Subject to this Plan

Subject to adjustment under Article 13, the maximum number of shares of Common Stock made available for sale under this Plan is three hundred thousand (300,000) plus any shares that remain available for purchase under the InfuSystem Holdings, Inc. Employee Stock Purchase Plan after its final Offering Period.

Article 16. Account Statements

The Administrator will maintain a bookkeeping account for each Participant and furnish Participants with statements of account activity no less frequently than annually.

Article 17. Transferability

Neither payroll deductions credited to a Participant's account nor any purchase rights granted under the Plan may be assigned, pledged or otherwise transferred in any way by the Participant, other than by will or the laws of descent and distribution. Any such attempt at assignment, pledge or transfer will be void and of no force and effect, except that the Administrator may treat such attempt as an election to withdraw from an Offering pursuant to Article 8. Purchase rights are only exercisable by the Eligible Employee to whom they are granted during the Eligible Employee's lifetime.

Article 18. No Right to Employment

A Participant’s right to purchase shares of Common Stock under this Plan shall not be construed as giving such Participant the right to be retained in the employment of the Company or any Participating Employer. Further, the Company or any Participating Employer may at any time dismiss a Participant from employment, free from any liability or claim under this Plan, unless otherwise expressly provided in this Plan.

Article 19. Administration of this Plan

The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of this Plan, including, without limitation, to determine eligibility for any Offering and resolve disputes over any claims arising under this Plan; provided that this Plan shall in all respects be construed, interpreted and applied so as to comply with the requirements for an “employee stock purchase plan” within the meaning of Code section 423(b). The Administrator’s determinations are final, conclusive and binding upon all parties to the fullest extent permitted by applicable law, and such determinations shall be afforded the maximum deference in any court of law or other tribunal, to the fullest extent permissible under applicable law. The Administrator is authorized to adopt rules and procedures regarding the administration of this Plan in accordance with its terms, including, without limitation, rules and procedures relating to eligibility restrictions, making contributions to this Plan, establishing Plan accounts, beneficiary designations, accrual of interest, conversion of local currency, fulfilling withholding obligations, broker and transfer agent arrangements and handling of stock certificates. The Administrator may retain one or more agents to assist in the administration of this Plan. Subject to the terms of this Plan and applicable law, the Administrator may delegate to one or more officer or managers of the Company or any Participating Employer, or to a committee of such officers or managers, the authority, subject to the terms and limitations as the Administrator shall determine, to administer this Plan.

Article 20. Amendment and Termination of this Plan

The Company or the Administrator may amend, modify, suspend or terminate this Plan at any time, subject to the provisions of this Article 20.

a.Amendments subject to Shareholder Approval. Unless duly approved by a vote of the Company’s shareholders, no amendment or modification to this Plan or any Offering will be effective to the extent it would result in (i) a change in the type of Company securities or increase in the number of shares of Common Stock made available under this Plan, (ii) an expansion of the group of employers whose employees may become eligible to participate in this Plan or (iii) a provision or authorization that would cause this Plan or an Offering to fail to qualify as an “employee stock purchase plan” within the meaning of Code section 423(b).

b.Termination of this Plan. If this Plan’s termination date occurs prior to the end of any ongoing Offering Periods, the Administrator may either (i) shorten the Offering Period and, if needed, establish a new Purchase Date at the end thereof for the exercise of all purchase rights relating thereto or (ii) cancel the related Offering and pay to each Participant an amount equal to the Participant’s Plan account balance relating to the Offering in full satisfaction of the Participants’ rights with respect thereto.

Article 21. Effective Date

This Plan will become effective on the date it is adopted by the Board of Directors of the Company; provided that this Plan is duly approved by the shareholders of the Company within twelve (12) months of such date. No purchase rights will be exercised hereunder until this Plan is approved by the Company's shareholders, and if the period for shareholder approval expires without such approval, any completed or ongoing Offering will be canceled and become null and void, and each Participant will receive a payment equal to their Plan account balance in full satisfaction of the Participants' rights under this Plan.

Article 22. Governing Law

This Plan shall be governed by, and construed in accordance with, the laws of the state of Delaware.

Proposals — The Board of Directors recommend a vote FOR all the nominees listed, FOR Proposals X – X and for every X YEARS on Proposal X. 01 - Ralph Boyd 04 - Carrie Lachance 07 - Scott Shuda 02 - Richard DiIorio 05 - Gregg Lehman 03 - Paul Gendron 06 - R. Rimmy Malhotra For Against Abstain For Against Abstain For Against Abstain 1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03S31D + + 2. Approval, on an advisory basis, of the Company’s Executive Compensation. 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.B q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2023 Annual Meeting Proxy Card i t r r c ends a vote FOR all the nominees listed; FOR Pr posals 2 – 5.A Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting. 3. Approval of an amendment to the 2021 Equity Incentive Plan to increase the number of shares under the Plan. For Against Abstain 4. Approval of the 2023 Employee Stock Purchase Plan. 5. Ratification of the appointment of BDO USA, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2023. 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 M M M M M M M M M MMMMMMMMMMMMMMM 5 6 6 3 6 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/INFU or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/INFU Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/INFU Notice of 2023 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 16, 2023 The undersigned hereby appoints Scot Hill and Jeanie Latz and each of them, as proxies, each with full power of substitution, for and on behalf of the undersigned and authorizes them to represent and to vote, as directed and permitted herein, all shares of InfuSystem Holdings, Inc. Common Stock held of record by the undersigned at the Annual Meeting of Stockholders of InfuSystem Holdings, Inc. to be held virtually via the internet at meetnow.global/MUQTAFV on Tuesday, May 16, 2023 at 9:00 a.m. (EST), and at any adjournments or postponements thereof upon matters set forth in the proxy statement, and, in their judgment and discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. This proxy revokes all prior proxies given by the undersigned stockholder. This proxy, when properly executed, will be voted in the manner directed on the reverse hereof by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE NOMINEES FOR DIRECTOR LISTED, (II) FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION, (III) FOR APPROVAL, OF AN AMENDMENT TO THE 2021 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES UNDER THE PLAN, (IV) FOR APPROVAL, OF THE 2023 EMPLOYEE STOCK PURCHASE PLAN, AND (V) FOR RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP AS THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023. IF ANY OTHER MATTERS COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THE PERSONS NAMED AS PROXIES WILL VOTE IN THEIR DISCRETION. (Items to be voted appear on reverse side) Proxy — INFUSYSTEM HOLDINGS, INC. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Change of Address — Please print new address below. Comments — Please print your comments below. Non-Voting ItemsC + + Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and 2023 Annual Report are available at: http://www.InfuSystem.com The 2023 Annual Meeting of Shareholders of InfuSystem Holdings, Inc. will be held on Tuesday, May 16, 2023 at 9:00 a.m., Eastern Time, virtually via the internet at meetnow.global/MUQTAFV. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of the form.